AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                      among

                                DOUBLECLICK INC.,

                              ATLANTA MERGER CORP.

                                       and

                            ABACUS DIRECT CORPORATION

                            Dated as of June 13, 1999
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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS..........................................................2
         SECTION 1.01 Certain Defined Terms....................................2

ARTICLE II THE MERGER..........................................................6
         SECTION 2.01  The Merger..............................................6
         SECTION 2.02  Closing.................................................6
         SECTION 2.03  Effective Time..........................................6
         SECTION 2.04  Effect of the Merger....................................6
         SECTION 2.05  Certificate of Incorporation; Bylaws; Directors and
                       Officers of Surviving Corporation.......................7

ARTICLE III CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES.................7
         SECTION 3.01  Conversion of Shares....................................7
         SECTION 3.02  Exchange of Shares Other than Treasury Shares...........8
         SECTION 3.03  Stock Transfer Books...................................10
         SECTION 3.04  No Fractional Share Certificates.......................10
         SECTION 3.05  Options to Purchase Company Common Stock...............11
         SECTION 3.06  Unvested Stock.........................................11
         SECTION 3.07  Certain Adjustments....................................12

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF COMPANY..........................12
         SECTION 4.01  Organization and Qualification; Subsidiaries...........12
         SECTION 4.02  Certificate of Incorporation and Bylaws................13
         SECTION 4.03  Capitalization.........................................13
         SECTION 4.04  Authority Relative to This Agreement...................14
         SECTION 4.05  No Conflict; Required Filings and Consents.............14
         SECTION 4.06  Permits; Compliance with Laws..........................15
         SECTION 4.07  SEC Filings; Financial Statements......................15
         SECTION 4.08  Absence of Certain Changes or Events...................16
         SECTION 4.09  Employee Benefit Plans; Labor Matters..................17
         SECTION 4.10  Pooling; Certain Tax Matters...........................20
         SECTION 4.11  Contracts..............................................20
         SECTION 4.12  Litigation.............................................20
         SECTION 4.13  Environmental Matters..................................20
         SECTION 4.14  Intellectual Property..................................21
         SECTION 4.15  Taxes..................................................24
         SECTION 4.16  Insurance..............................................25
         SECTION 4.17  Properties.............................................25
         SECTION 4.18  Affiliates.............................................26


                                       i.
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         SECTION 4.19  Opinion of Financial Advisor...........................26
         SECTION 4.20  Brokers................................................26
         SECTION 4.21  Certain Business Practices.............................26
         SECTION 4.22  Section 203 of the DGCL Not Applicable.................26
         SECTION 4.23  Business Activity Restriction..........................27

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT............................27
         SECTION 5.01  Organization and Qualification; Subsidiaries...........27
         SECTION 5.02  Certificate of Incorporation and Bylaws................28
         SECTION 5.03  Capitalization.........................................28
         SECTION 5.04  Authority Relative to this Agreement...................28
         SECTION 5.05  No Conflict; Required Filings and Consents.............29
         SECTION 5.06  SEC Filings; Financial Statements......................29
         SECTION 5.07  Pooling; Certain Tax Matters...........................30
         SECTION 5.08  Opinion of Financial Advisor...........................30
         SECTION 5.09  Brokers................................................30
         SECTION 5.10  Affiliates.............................................31
         SECTION 5.11  No Parent Material Adverse Effect......................31

ARTICLE VI COVENANTS..........................................................31
         SECTION 6.01  Conduct of Business by Company Pending the Closing.....31
         SECTION 6.02  Notices of Certain Events..............................33
         SECTION 6.03  Access to Information; Confidentiality.................34
         SECTION 6.04  No Solicitation of Transactions........................34
         SECTION 6.05  Tax-Free Transaction; Pooling..........................35
         SECTION 6.06  Control of Operations..................................35
         SECTION 6.07  Further Action; Consents; Filings......................36
         SECTION 6.08  Additional Reports.....................................36
         SECTION 6.09  Tax Information........................................37
         SECTION 6.10  Conduct of Business by Parent..........................37

ARTICLE VII ADDITIONAL AGREEMENTS.............................................37
         SECTION 7.01  Registration Statement; Joint Proxy Statement..........37
         SECTION 7.02  Stockholders' Meetings.................................39
         SECTION 7.03  Affiliates.............................................40
         SECTION 7.04  Directors' and Officers' Indemnification and Insurance.40
         SECTION 7.05  No Shelf Registration..................................41
         SECTION 7.06  Public Announcements...................................41
         SECTION 7.07  NNM Listing............................................42
         SECTION 7.08  Blue Sky...............................................42
         SECTION 7.09  Employee Benefit Matters...............................42


                                       ii
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ARTICLE VIII CONDITIONS TO THE MERGER.........................................42
         SECTION 8.01  Conditions to the Obligations of Each Party to
                       Consummate the Merger..................................42
         SECTION 8.02  Conditions to the Obligations of Company...............43
         SECTION 8.03  Conditions to the Obligations of Parent................44

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER..................................45
         SECTION 9.01  Termination............................................45
         SECTION 9.02  Effect of Termination..................................46
         SECTION 9.03  Amendment..............................................46
         SECTION 9.04  Waiver.................................................47
         SECTION 9.05  Termination Fee; Expenses..............................47

ARTICLE X GENERAL PROVISIONS..................................................48
         SECTION 10.01 Non-Survival of Representations and Warranties.........48
         SECTION 10.02 Notices................................................49
         SECTION 10.03 Severability...........................................50
         SECTION 10.04 Assignment; Binding Effect; Benefit....................50
         SECTION 10.05 Incorporation of Exhibits..............................51
         SECTION 10.06 Governing Law..........................................51
         SECTION 10.07 Waiver of Jury Trial...................................51
         SECTION 10.08 Headings; Interpretation...............................51
         SECTION 10.09 Counterparts...........................................52
         SECTION 10.10 Entire Agreement.......................................52

                                     ANNEXES

ANNEX A     Form of Stockholder Agreement
ANNEX B     Form of Option Agreement
ANNEX C     Form of Company Affiliate Agreement
ANNEX D     Form of Parent Affiliate Agreement
ANNEX E     Form of Employment Agreement

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

            AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of June 13, 1999 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), among DOUBLECLICK INC., a Delaware corporation ("Parent"), ABACUS DIRECT CORPORATION, a Delaware corporation ("Company"), and ATLANTA MERGER CORP., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"):

                              W I T N E S S E T H:

            WHEREAS, the boards of directors of Parent and Company have determined that it is advisable and in the best interests of their respective companies and stockholders to enter into a business combination by means of the merger of Merger Sub with and into Company (the "Merger") and have approved and adopted this Agreement;

            WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, certain stockholders of Company have entered into a stockholder agreement (each, a "Stockholder Agreement") in the form attached hereto as Annex A;

            WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, Company has entered into an option agreement (the "Option Agreement") in the form attached hereto as Annex B;

            WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Parent will acquire all of the common stock of Company through the merger of Merger Sub with and into Company;

            WHEREAS, for financial reporting purposes, it is intended that the Merger be accounted for as a "pooling of interests" under United States generally accepted accounting principles ("U. S. GAAP") and the accounting standards of the United States Securities and Exchange Commission (the "SEC"); and

            WHEREAS, for United States Federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "Code"), and that this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code;

            NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
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                                   ARTICLE I

                                   DEFINITIONS

            SECTION 1.01 Certain Defined Terms

            Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

            "Affiliate" shall mean, with respect to any person, any other person that controls, is controlled by or is under common control with the first person.

            "Blue Sky Laws" shall mean state securities or "blue sky" laws.

            "Business day" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law or executive order to close in New York.

            "Company Disclosure Schedule" shall mean the disclosure schedule delivered by Company to Parent prior to the execution of this Agreement and forming a part hereof.

            "Company Intellectual Property" shall mean all patents (including, without limitation, all U.S. and foreign patents, patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof), design rights, trademarks, trade names and service marks (whether or not registered), trade dress, Internet domain names, copyrights (whether or not registered) and any renewal rights therefor, sui generis database rights, statistical models, technology, inventions, supplier lists, trade secrets, know-how, computer software programs or applications in both source and object code form, databases, technical documentation of such software programs ("Technical Documentation"), registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that were material to Company's business or are currently used in Company's business in any product, technology or process (i) currently being or formerly manufactured, published or marketed by Company or (ii) previously or currently under development for possible future manufacturing, publication, marketing or other use by Company.

            "Company Material Adverse Effect" shall mean any change in or effect on the business of Company and the Company Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of Company and the Company Subsidiaries, taken as a whole, except to the extent that any such change in or effect results from (i) changes in general economic conditions or changes affecting the industry generally in which Company operates (provided that such changes do not affect Company in a materially disproportionate manner), (ii) changes in trading prices for the Company's capital
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                                       3


stock, and (iii) any litigation or loss of customers or revenues that Company successfully bears the burden of proving arose from Company entering into this Agreement.

            "Company Stock Plans" shall mean Company's 1999 Stock Incentive Plan, Amended and Restated 1996 Stock Incentive Plan, and Amended and Restated 1989 Stock Option Plan.

            "Competing Transaction" shall mean any of the following involving Company or Parent, as the case may be (other than the Merger):

                  (i) any merger, consolidation, share exchange, business combination or other similar transaction;

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of such party and its subsidiaries, taken as a whole, in a single transaction or series of transactions;

                  (iii) any license, joint venture or other arrangement pursuant to which Company provides or permits access to all or a majority of its data (on a value basis) to a third party, a primary purpose of which party is targeted Internet, Web, e-mail or interactive television advertising;

                  (iv) any tender offer or exchange offer for 20% or more of the outstanding voting securities of such party or the filing of a registration statement under the Securities Act in connection therewith;

                  (v) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed that beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding voting securities of such party;

                  (vi) any solicitation in opposition to the approval of this Agreement by the stockholders of such party; or

                  (vii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

For the purpose of Section 9.05(b)(ii)(B) and Section 9.05(c), each reference to "20%" shall be deemed to be "30%."

            "Confidentiality Agreements" shall mean the confidentiality agreements, each dated April 21, 1999, between Parent and Company.

            "$" shall mean United States Dollars.
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                                       4


            "Environmental Law" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, as in effect as of the date hereof.

            "Environmental Permit" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

            "Expenses" shall mean, with respect to any party hereto, all documented out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Merger, the preparation, printing, filing and mailing of the Registration Statement and the Joint Proxy Statement, the solicitation of stockholder approvals, the filing of HSR Act notice, if any, and all other matters related to the transactions contemplated hereby and the closing of the Merger.

            "Governmental Entity" shall mean any United States Federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

            "Governmental Order" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

            "Hazardous Material" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

            "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

            "IRS" shall mean the United States Internal Revenue Service.
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                                       5


            "Law" shall mean any Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction, and any other similar act or law.

            "Parent Disclosure Schedule" shall mean the disclosure schedule delivered by Parent to Company prior to the execution of this Agreement and forming a part hereof.

            "Parent Material Adverse Effect" shall mean any change in or effect on the business of Parent and the Parent Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole, except to the extent that any such change in or effect results from (i) changes in general economic conditions or changes affecting the industry generally in which Parent operates (provided that such changes do not affect Parent in a materially disproportionate manner) and (ii) any litigation or loss of customers or revenues that Parent successfully bears the burden of proving arose from Parent entering into this Agreement; provided, however, that in no event shall a decrease in the trading price of Parent Common Stock or litigation relating thereto be considered a Parent Material Adverse Effect.

            "Parent Stock Plans" shall mean Parent's 1999 Non-Officer Stock Option/Stock Issuance Plan, 1997 Stock Incentive Plan, as amended, and 1996 Stock Option Plan.

            "Person" shall mean an individual, corporation, partnership, limited partnership, limited liability company, limited liability partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

            "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

            "subsidiary" shall mean, with respect to any person, any corporation, partnership, limited partnership, limited liability company, limited liability partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary of such person) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

            "Tax" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in (i)
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                                       6


as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; and (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any person.

            "Tax Return" shall mean any return, statement or form (including, without limitation, any estimated tax reports or return, withholding tax reports or return and information report or return) required to be filed with respect to any Taxes.

                                   ARTICLE II

                                   THE MERGER

            SECTION 2.01 The Merger

            Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in Section 2.03), Merger Sub shall be merged with and into Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation of the Merger as a wholly owned subsidiary of Parent (the "Surviving Corporation").

            SECTION 2.02 Closing

            Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to Section 9.01 and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the consummation of the Merger shall take place as promptly as practicable (and in any event within three business days) after satisfaction or waiver of the conditions set forth in Article VIII, at a closing (the "Closing") to be held at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, New York, New York 10019, unless another date, time or place is agreed to by Parent and Company.

            SECTION 2.03 Effective Time

            At and after the time of the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the date and time of such filing, or such later date and time as may be set forth therein, being the "Effective Time").

            SECTION 2.04 Effect of the Merger

            At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in Company as the Surviving Corporation, and all debts,
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                                       7


liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of Company as the Surviving Corporation.

            SECTION 2.05 Certificate of Incorporation; Bylaws; Directors and Officers of Surviving Corporation

            Unless otherwise agreed by Parent and Company before the Effective Time, at the Effective Time:

            (a) the Certificate of Incorporation and the Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation, until thereafter amended as provided by Law and such Certificate of Incorporation or Bylaws; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Abacus Direct Corporation" and the bylaws shall be amended to reflect such name change;

            (b) the officers of Merger Sub immediately prior to the Effective Time shall serve in their respective offices of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal; and

            (c) the directors of Merger Sub immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal.

                                  ARTICLE III

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

            SECTION 3.01 Conversion of Shares

            At the Effective Time, by virtue of the Merger, and without any action on the part of Parent, Merger Sub, Company or the holders of any of the following securities:

            (a) each share of Common Stock, $.001 par value, of Company ("Company Common Stock") issued and outstanding immediately before the Effective Time (excluding those held in the treasury of Company and those owned by any wholly owned subsidiary of Company) and all rights in respect thereof, shall, forthwith cease to exist and be converted into and become exchangeable for 1.05 shares (the "Exchange Ratio") of common stock, $.001 par value, of Parent ("Parent Common Stock");

            (b) each share of Company Common Stock held in the treasury of Company or owned by any wholly owned subsidiary of Company immediately prior to the Effective Time shall be canceled and retired and no shares of stock or other securities of Parent, the Surviving
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                                       8


Corporation or any other corporation shall be issuable, and no payment or other consideration shall be made, with respect thereto; and

            (c) each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

            SECTION 3.02 Exchange of Shares Other than Treasury Shares

            (a) Exchange Agent. Prior to the Effective Time, Parent shall enter into an agreement with a bank or trust company to act as exchange agent for the Merger (the "Exchange Agent") as may be designated by Parent and such agreement and the Exchange Agent shall be reasonably acceptable to Company.

            (b) Parent to Provide Common Stock and Cash. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for the benefit of the holder of Company Common Stock: (i) Certificates of Parent Common Stock ("Parent Certificates") representing the number of whole shares of Parent Common Stock issuable pursuant to Section 3.01(a) in exchange for shares of Company Common Stock outstanding immediately prior to the Effective Time; (ii) sufficient funds to permit payment in lieu of fractional shares pursuant to
Section 3.04 and (iii) any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 3.07.

            (c) Exchange Procedures. The Exchange Agent shall mail to each holder of record of certificates of Company Common Stock ("Company Certificates"), whose shares were converted into the right to receive shares of Parent Common Stock (and cash in lieu of fractional shares pursuant to Section 3.04) promptly after the Effective Time (and in any event no later than three business days after the Effective Time): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon receipt of the Company Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify); and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for Parent Certificates (and cash in lieu of fractional shares). Upon surrender of a Company Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Company Certificate shall be entitled to receive in exchange therefor a Parent Certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to this Article III and payment of cash in lieu of fractional shares which such holder has the right to receive pursuant to Section 3.04, and the Company Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Company Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes other than the payment of dividends and distributions, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an
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                                       9


amount in cash in lieu of the issuance of any fractional shares in accordance with Section 3.04. Notwithstanding any other provision of this Agreement, no interest will be paid or will accrue on any cash payable to holders of Company Certificates pursuant to the provisions of this Article III.

            (d) Lost, Stolen or Destroyed Company Certificates. In the event any Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, a Parent Certificate representing such shares of Parent Common Stock (and cash in lieu of fractional shares) as may be required pursuant to this
Article III; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificates to indemnify Parent against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

            (e) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to the effect of applicable escheat or similar laws, following surrender of any such Company Certificate, there shall be paid to the record holder of the Parent Certificates issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 3.02(e)) with respect to such shares of Parent Common Stock.

            (f) Transfer of Ownership. If any Parent Certificate is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a Parent Certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Company Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

            (g) Termination of Exchange Agent Funding. Any portion of funds (including any interest earned thereon) or Parent Certificates held by the Exchange Agent which have not been delivered to holders of Company Certificates pursuant to this Article III within six months after the Effective Time shall promptly be paid or delivered, as appropriate, to Parent, and thereafter holders of Company Certificates who have not theretofore complied with the exchange procedures outlined in and contemplated by this Section 3.02 shall thereafter look only to Parent (subject to abandoned property, escheat and similar laws) only as general creditors thereof for their claim for shares of Parent Common Stock, any cash in lieu of fractional shares of Parent
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                                       10


Common Stock and any dividends or distributions (with a record date after the Effective Time) with respect to Parent Common Stock to which they are entitled.

            (h) No Liability. Notwithstanding anything to the contrary in this
Section 3.02, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person in respect of any shares of Parent Common Stock or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            SECTION 3.03 Stock Transfer Books

            (a) At the Effective Time, the stock transfer books of Company shall each be closed, and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the stock transfer records of Company at the Effective Time, a certificate or certificates representing the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been converted shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section
3.04 hereof, and a cash payment in the amount of dividends, if any, in accordance with Section 3.02(e) hereof, if the certificate or certificates representing such shares of Company Common Stock is or are surrendered as provided in Section 3.02(c) hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

            (b) Notwithstanding anything to the contrary herein, certificates surrendered for exchange by any person constituting an affiliate of Company shall not be exchanged until Parent shall have received from such person an affiliate letter as provided in Section 7.03.

            SECTION 3.04 No Fractional Share Certificates

            No scrip or fractional share Parent Certificate shall be issued upon the surrender for exchange of Company Certificates, and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Parent or of Surviving Corporation with respect to such fractional share interest. As promptly as practicable following the Effective Time, Parent shall deposit with the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) by (ii) the closing price for a share of Parent Common Stock on the Nasdaq National Market (the "NNM") on the last business day prior to the Effective Time. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding Taxes, to such holders of Company Common Stock, subject to and in accordance with the terms of Section 3.02 hereof.

            SECTION 3.05 Options to Purchase Company Common Stock

            At the Effective Time, each option or warrant granted by Company to purchase shares of Company Common Stock ("Company Stock Options"), which is outstanding and unexercised immediately prior to the Effective Time, and the Company Stock Plans shall be assumed by Parent, and the Company Stock Options shall be converted into an option or warrant, as the case may be, to purchase shares of Parent Common Stock in such number and at such exercise price as provided below and otherwise having the same terms and conditions as in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the Merger contemplated hereby and except that all references in each such Company Stock Option to Company shall be deemed to refer to Parent):

            (a) the number of shares of Parent Common Stock to be subject to the new option or warrant, as the case may be, shall be equal to the product of (x) the number of shares of Company Common Stock subject to the original Company Stock Option immediately prior to the Effective Time and (y) the Exchange Ratio;

            (b) the exercise price per share of Parent Common Stock under the new option or warrant shall be equal to (x) the exercise price per share of Company Common Stock in effect under the original Company Stock Option immediately prior to the Effective Time divided by (y) the Exchange Ratio; and

            (c) in effecting such assumption and conversion, the aggregate number of shares of Parent Common Stock to be subject to each assumed Company Stock Option will be rounded down, if necessary, to the next whole share and the aggregate exercise price shall be rounded up, if necessary, to the next whole cent (for the purpose of providing that the intrinsic value of such Company Stock Options shall be preserved at the Effective Time).

      The adjustments provided herein with respect to any options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code so as to retain their character as incentive stock options. The assumption of the outstanding Company Stock Options in the Merger and their conversion into options for Parent Common Stock will not result in any accelerated vesting of those options or the shares purchasable thereunder other than as contemplated in presently existing agreements to which the Company is a party, copies of which agreements have been provided to Parent, and the vesting schedule in effect for each Company Stock Option immediately prior to the Effective Time shall remain in full force after the assumption thereof by Parent.

            SECTION 3.06 Unvested Stock

            At the Effective Time, any unvested shares of Company Common Stock awarded to employees, directors or consultants pursuant to any of the Company's plans or arrangements and outstanding immediately prior to the Effective Time shall be converted into unvested shares of Parent Common Stock in accordance with the Exchange Ratio and shall remain subject to the same terms, restrictions and vesting schedule as in effect immediately prior to the Effective Time, except to the extent by their terms such unvested shares of Company Common Stock vest at the Effective Time and copies of the relevant agreements governing such vesting have been provided to Parent. All outstanding rights which Company may hold immediately prior to the Effective Time to repurchase unvested shares of Company Common Stock shall be assigned to the Parent in the Merger and shall thereafter be exercisable by Parent upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to such rights and the purchase price payable per share shall be adjusted to reflect the Exchange Ratio.

            SECTION 3.07 Certain Adjustments

            If between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or the number of shares of Company Common Stock on a fully diluted basis is in excess of that specified in Section 4.03 and disclosed in Section 4.03 of the Company Disclosure Schedule (regardless of whether such excess is a result of an additional issuance of capital stock or a correction to such Sections), then the Exchange Ratio established pursuant to the provisions of Section 3.01 shall be adjusted accordingly to provide to each of Parent, on the one hand, and the holders of Company Common Stock in the aggregate, on the other hand, the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or increase.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

            Company hereby represents and warrants to Parent, subject to the exceptions specifically disclosed in writing in the Company Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article IV or to otherwise be clearly applicable to representations hereof not specifically referenced, that:

            SECTION 4.01 Organization and Qualification; Subsidiaries

            (a) Company and each directly and indirectly owned subsidiary of Company (the "Company Subsidiaries") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary.

            (b) Section 4.01 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each Company Subsidiary, together with (i) the jurisdiction of incorporation or organization of each Company Subsidiary and the percentage of each Company Subsidiary's outstanding capital stock or other equity interests owned by Company or another Company Subsidiary and (ii) an indication of whether each Company Subsidiary is a "Significant Subsidiary" as defined in Regulation S-X under the Exchange Act. Except as set forth in Section 4.01 of the Company Disclosure Schedule, neither Company nor any Company Subsidiary owns an equity interest in any partnership or joint venture arrangement or other business entity.

            SECTION 4.02 Certificate of Incorporation and Bylaws

            The copies of Company's certificate of incorporation and bylaws previously provided to Parent by Company are true, complete and correct copies thereof. Such certificate of incorporation and bylaws are in full force and effect. Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.

            SECTION 4.03 Capitalization

            The authorized capital stock of Company consists of 25,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock ("Company Preferred Stock"). As of the date hereof, (i) 9,877,521 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock are held in the treasury of Company, (iii) no shares of Company Common Stock are held by Company Subsidiaries, (iv) 2,151,298 shares of Company Common Stock are reserved for future issuance pursuant to Company Stock Options, of which 1,820,523 and 330,775 shares of Company Common Stock are reserved for future issuance pursuant to unvested, outstanding and vested, outstanding, unexercised Company Stock Options, respectively, and (v) no shares of Company Preferred Stock are outstanding. The name of each holder of a Company Stock Option, the grant date of each Company Stock Option, and the number of shares of Company Common Stock for which each Company Stock Option is exercisable and the exercise price of each Company Stock Option are set forth in Section 4.03 of the Company Disclosure Schedule. Except for shares of Company Common Stock issuable pursuant to Company Stock Plans, there are no options, warrants or other rights, agreements, arrangements or commitments of any character obligating Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Company or any Company Subsidiary. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. There are no material outstanding contractual obligations of Company or any Company Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person.

            SECTION 4.04 Authority Relative to This Agreement

            Company has all necessary corporate power and authority to execute and deliver this Agreement and the Option Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement by Company and the consummation by Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Company are necessary to authorize this Agreement and the Option Agreement or to consummate the transactions contemplated hereby and thereby (other than, with respect to the Merger, the approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote with respect thereto at the Company Stockholders' Meeting (as defined in Section 7.01), and the filing and recordation of the Certificate of Merger as required by the DGCL). This Agreement and the Option Agreement have been duly executed and delivered by Company and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute legal, valid and binding obligations of Company, enforceable against Company in accordance with their terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of remedies (whether in a proceeding at law or in equity).

            SECTION 4.05 No Conflict; Required Filings and Consents

            (a) The execution and delivery of this Agreement and the Option Agreement by Company do not, and the performance by Company of its obligations hereunder and thereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Company or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all filings and notifications described in
Section 4.05(b) have been made, conflict with or violate any Law applicable to Company or any Company Subsidiary or by which any property or asset of Company or any Company Subsidiary is bound or affected or (iii) result in any material breach of or constitute a material default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any material property or asset of Company or any Company Subsidiary pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

            (b) Except as may arise solely by virtue of the nature of Parent's business, the execution and delivery of this Agreement by Company do not, and the performance by Company of its obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Company with or notification by Company to, any Governmental Entity, except pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of the NNM, state takeover laws, the premerger notification requirements of the HSR Act, and the filing and recordation of the Certificate of Merger as required by the DGCL.

            SECTION 4.06 Permits; Compliance with Laws

            Company and the Company Subsidiaries are in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity materially necessary for Company or any Company Subsidiary to own, lease and operate its properties or to offer or perform its services or to develop, produce, store, distribute and market its products or otherwise to carry on its business as it is now being conducted (collectively, the "Company Permits"), and, as of the date of this Agreement, none of the Company Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the knowledge of Company, threatened. Neither Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Company or any Company Subsidiary or by which any property or asset of Company or any Company Subsidiary is bound or affected or (ii) any material Company Permits. Section 4.06 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of Company, threatened against Company or any Company Subsidiary that could reasonably be expected to result in the suspension or cancellation of any other material Company Permit. Since January 1, 1997, neither Company nor any Company Subsidiary has received from any Governmental Entity any written notification with respect to possible material conflicts, defaults or violations of Laws.

            SECTION 4.07 SEC Filings; Financial Statements

            (a) Company has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the NNM since November 1, 1996 (collectively, together with any such forms, reports, statements and documents Company may file subsequent to the date hereof until the Closing, the "Company Reports") and (B) with any other Governmental Entities. Each Company Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the rules and regulations of the NNM, as the case may be, in substantially all respects and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NNM, any other stock exchange or any other comparable Governmental Entity.

            (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company Reports was prepared in accordance with U.S. GAAP (except as may be permitted by Form 10-Q under the Exchange Act) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Company and the consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

            (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Company and the Company Subsidiaries as reported in the Company Reports, including the notes thereto, none of Company or any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for immaterial liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 1998.

            SECTION 4.08 Absence of Certain Changes or Events

            Since December 31, 1998, Company and the Company Subsidiaries have conducted their businesses in all material respects only in the ordinary course consistent with past practice and, since such date, there has not been (i) any material changes in or effect on the business, assets, liabilities, financial condition or results of operations of Company or the Company Subsidiaries, (ii) any event (other than events within the scope of Section 4.10) that could reasonably be expected to prevent or materially delay the performance of Company's obligations pursuant to this Agreement and the consummation of the Merger by Company, (iii) any material change by Company in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Common Stock or any redemption, purchase or other acquisition of any of Company's securities,
(v) except for changes in the ordinary course of business consistent with past practice that only affect non-officer employees of the Company, any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of Company or any Company Subsidiary, (vi) any issuance or sale of any stock, notes, bonds or other securities other than pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto, or the issuances of options under the Company Stock Plans,
(vii) any amendment to the Company's certificate of incorporation or bylaws,
(viii) other than in the ordinary course of business consistent with past practice, any (x) purchase, sale, assignment or transfer of any material assets,
(y) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible except for liens for Taxes not yet delinquent, or (z) waiver of any rights of material value or cancellation or any material debts or claims, (ix) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Company or any Company Subsidiary, or (xi) any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practice.

            SECTION 4.09 Employee Benefit Plans; Labor Matters

            (a) The Company Disclosure Schedule lists each employee benefit fund, plan, program, arrangement and contract (including, without limitation, any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, and any "employee benefit plan", as defined in Section 3(3) of ERISA and any plan, program, arrangement or contract providing for severance; medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits) ("Benefit Plans"), maintained, sponsored or contributed to or required to be contributed to by Company or any Company Subsidiary (the "Company Benefit Plans"). With respect to each Company Benefit Plan, Company has delivered or made available to Parent a true, complete and correct copy of (i) such Company Benefit Plan (of, if not written, a written summary of its material terms) and the most recent summary plan description, if any, related to such Company Benefit Plan, (ii) each trust agreement or other funding arrangement relating to such Company Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS with respect to such Company Benefit Plan (and, if the most recent annual report is a Form 5500R, the most recent Form 5500C filed with respect to such Company Benefit Plan), (iv) the most recent actuarial report or financial statement relating to such Company Benefit Plan and (v) the most recent determination letter, if any, issued by the IRS with respect to such Company Benefit Plan and any pending request for such a determination letter. Neither Company nor any Company Subsidiary nor, to the knowledge of Company, any other person or entity, has any express commitment, whether legally enforceable or not, to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

            (b) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws, including ERISA and the Code, and contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement. With respect to the Company Benefit Plans, to Company's knowledge, no event has occurred and, to the knowledge of Company, there exists no condition or set of circumstances in connection with which Company or any Company Subsidiary could be subject to any material liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Company Benefit Plans, ERISA, the Code or any other applicable Law.

            (c) Company on behalf of itself and each Company ERISA Affiliate (as defined below) hereby represents that: (i) each Company Benefit Plan which is intended to qualify under Section 401(a), Section 401(k), Section 401(m) or
Section 4975(e)(6) of the Code has received a favorable determination letter from the IRS as to its qualified status, and each trust established in connection with any Company which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received an opinion letter from the IRS that it is so exempt or application for same is pending that is timely filed with the IRS, and to Company's knowledge no fact or event has occurred that is reasonably likely to materially adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust; (ii) to Company's reasonable knowledge there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Plan that could result in liability to the Company or a Company Subsidiary and (iii) each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability (other than (A) liability for ordinary administrative expenses typically incurred in a termination event or (B) if the Company Benefit Plan is pension benefit plan subject to Part 2 of Title I of ERISA, liability for the accrued benefits as of the date of such termination (if and to the extent required by ERISA)) to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or such liability is reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Company is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor (other than routine benefits claims).

            (d) No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA and neither the Company, any Company Subsidiary nor any other trade or business (whether or not incorporated) that is under "common control" with Company or a Company Subsidiary (within the meaning of ERISA Section 4001) or with respect to which Company or any Company Subsidiary could otherwise incur liability under Title IV of ERISA (a "Company ERISA Affiliate") has sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by Company, any Company Subsidiary or any Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Company or any Company Subsidiary of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of Company or any Company Subsidiary is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code.

            (e) With respect to each Benefit Plan required to be set forth in the Disclosure Schedule that is subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code, (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event that is not required to be reported before or within 30 days of such event) has occurred or is expected to occur,
(ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Benefit Plan; and (iii) there is no "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

            (f) Company has made available to Parent true, complete and correct copies of (i) all employment agreements with officers and all consulting agreements of Company and each Company Subsidiary, (ii) all severance plans, agreements, programs and policies of Company and each Company Subsidiary with or relating to their respective employees, directors or consultants, and (iii) all plans, programs, agreements and other arrangements of Company and each Company Subsidiary with or relating to their respective employees, directors or consultants which contain "change of control" provisions. No payment or benefit which may be required to be made by Company or any Company Subsidiary or which otherwise may be required to be made under the terms of any Company Benefit Plan or other arrangement will constitute a parachute payment under Code Section 280(G)(1), and the consummation of the transactions contemplated by this Agreement will not, alone or in conjunction with any other possible event (including termination of employment), (i) entitle any current or former employee or other service provider of Company or any Company Subsidiary to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or
(ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider.

            (g) Neither Company nor any Company Subsidiary is a party to, or has any obligations under or with respect to, any collective bargaining or other labor union contract applicable to persons employed by Company or any Company Subsidiary and no collective bargaining agreement is being negotiated by Company or any Company Subsidiary or any person or entity that may obligate the Company or any Company Subsidiary thereunder. As of the date of this Agreement, there is no labor dispute, strike, union organizing activity or work stoppage against Company or any Company Subsidiary pending or, to the knowledge of Company, threatened which may substantially interfere with the respective business activities of Company or any Company Subsidiary. As of the date of this Agreement, to the knowledge of Company, none of Company, any Company Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Company or any Company Subsidiary, and there is no charge or complaint filed against Company or any Company Subsidiary by or with the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

            (h) Except as required by Law, no Company Benefit Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. To Company's knowledge, Company and the Company ERISA Affiliates are in compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations (including proposed regulations) thereunder and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including the proposed regulations) thereunder.

            SECTION 4.10 Pooling; Certain Tax Matters

            To Company's knowledge, neither Company nor any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could be expected (based on the advice of PricewaterhouseCoopers) to prevent the Merger from being treated for accounting purposes as a "pooling of interests" in accordance with U.S. GAAP and the accounting standards of the SEC. Neither Company, nor to Company's knowledge, any of its affiliates, has taken or agreed to take any action (other than actions contemplated by this Agreement) that could be expected to prevent the Merger from constituting a "reorganization" under Section 368 of the Code. Company is not aware of any agreement or plan to which Company or any of its affiliates is a party or other circumstances relating to Company or any of its affiliates that could reasonably be expected to prevent the Merger from being so treated as a "pooling of interests" or from so qualifying as a reorganization under Section 368 of the Code.

            SECTION 4.11 Contracts

            Section 4.11 of the Company Disclosure Schedule sets forth a list of each contract or agreement that is material to the business, assets, liabilities, financial condition or results of operations of Company and Company Subsidiaries, taken as a whole (each, a "Material Contract"). Neither Company nor any Company Subsidiary is in material violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice could reasonably be expected to cause such a material violation of or material default under) any Material Contract. Each Material Contract is in full force and effect and is a legal, valid and binding obligation of Company or a Company Subsidiary and, to the knowledge of Company, each of the other parties thereto, enforceable in accordance with its terms.

            SECTION 4.12 Litigation

            There is no material suit, claim, action, proceeding or investigation pending or, to the knowledge of Company, threatened against Company or any Company Subsidiary, and, to the knowledge of Company, there are no existing facts or circumstances that could reasonably be expected to result in such a suit, claim, action, proceeding or investigation. Company is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to Company and Company Subsidiaries in respect of such material suits, claims, actions, proceedings and investigations. Neither Company nor any Company Subsidiary is subject to any material outstanding order, writ, injunction or decree or any material outstanding order, writ, injunction or decree.

            SECTION 4.13 Environmental Matters

            To Company's knowledge, (i) Company and the Company Subsidiaries are in material compliance with all applicable Environmental Laws and all Company Permits required by Environmental Laws; (ii) all past noncompliance of Company or any Company Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future material obligation, cost or liability; and (iii) neither Company nor any Company Subsidiary has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by Company or any Company Subsidiary, in violation of any Environmental Law.

            SECTION 4.14 Intellectual Property

            (a) Section 4.14(a) of the Company Disclosure Schedule contains a true and complete list of Company's patents, patent applications, registered trademarks, trademark applications, trade names, registered service marks, service mark applications, Internet domain names, Internet domain name applications, copyright registrations and applications and other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by Company to protect its interests in Company Intellectual Property, and includes details of all due dates for further filings, maintenance, payments or other actions falling due in respect of Company Intellectual Property within twelve (12) months of the Effective Time. All of Company's patents, patent applications, registered trademarks, and trademark applications, and registered copyrights remain in good standing with all fees and filings due as of the date hereof. The Company has previously provided Purchaser with a list of all other trademarks and service marks which are material to the Company's business.

            (b) Company has made all registrations that Company (including any of its subsidiaries) is required to have made in relation to the processing of data, and is in good standing with respect to such registrations with all fees due as of the Effective Time duly made.

            (c) Company Intellectual Property contains only those items and rights which are: (i) owned by Company; (ii) in the public domain; or (iii) rightfully used by Company pursuant to a valid and enforceable license or other agreement (the "Company Licensed Intellectual Property"), the parties, date, term and subject matter of each such license or other agreement (each, a "License Agreement") being set forth on Section 4.14(c) of the Company Disclosure Schedule. Company has all rights in Company Intellectual Property necessary to carry out Company's current activities and, to the knowledge of the Company, the Company's future activities to the extent such future activities are already planned, including without limitation, to the extent required to carry out such activities, rights to make, use, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent and lease and, other than with respect to Company Licensed Intellectual Property, assign and sell, Company Intellectual Property.

            (d) The reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Company Intellectual Property, product, work, technology or process as now used or offered or proposed for use, licensing or sale by Company does not infringe on any patent, design right, trademark, trade name, service mark, trade dress, Internet domain name, copyright, database, statistical model, technology, invention, supplier list, trade secret, know-how, computer software program or application of any person, anywhere in the World. The Company has not received notice of any claims
(i) challenging the validity, effectiveness or, other than with respect to Company Licensed Intellectual Property, ownership by Company of any Company Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology or process as now used or offered or proposed for use, licensing, sublicensing or sale by Company or its agents or use by its customers infringes or will infringe on any intellectual property or other proprietary or personal right of any person. To the knowledge of Company, no such claims have been threatened by any person, nor are there any valid grounds for any bona fide claim of any such kind. All of the rights within Company Intellectual Property are enforceable and subsisting. To the knowledge of Company, there is no unauthorized use, infringement or misappropriation of any Company Intellectual Property by any third party, employee or former employee.

            (e) All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of Company Intellectual Property on behalf of Company, have executed nondisclosure agreements and either (i) have been a party to an enforceable "work-for-hire" arrangement or agreements with Company in accordance with applicable national and state law that has accorded Company full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of Company as assignee that have conveyed to Company effective and exclusive ownership of all tangible and intangible property thereby arising.

            (f) Company is not, nor as a result of the execution or delivery of this Agreement, or performance of Company's obligations hereunder, will Company be, in violation of any material license, sublicense, agreement or instrument to which Company is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of Company's obligations hereunder, cause the diminution, termination or forfeiture of any Company Intellectual Property.

            (g) Section 4.14(g) of the Company Disclosure Schedule contains a true and complete list of all software programs which are owned by the Company (the "Company Software Programs"). Company owns full and unencumbered right and good, valid and marketable title to such the Company Software Programs free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind.

            (h) The source code and system documentation relating to the Company Software Programs have been maintained in strict confidence and (i) have been disclosed by Company only to those of its employees who have a "need to know" the contents thereof in connection with the performance of their duties to Company and who have executed nondisclosure agreements with Company; and (ii) have been disclosed to only those third parties who have executed nondisclosure agreements with Company.

            (i) Company has taken all reasonable steps, in accordance with normal industry practice, to preserve and maintain complete notes and records relating to Company Intellectual Property to cause the same to be readily identified and available.

            (j) Section 4.14(j) of the Company Disclosure Schedule sets forth a description, and the current status, of Company's Year 2000 compliance program and its anticipated completion date. Upon completion of the Company's Year 2000 compliance program, the Company Software Programs shall (i) have been designed to ensure year 2000 compatibility, which includes, but is not limited to, date data century recognition, and calculations that accommodate same century and multi-century formulas and date values; (ii) operate in accordance with their specifications prior to, during and after the calendar year 2000 AD; and (iii) not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century.

            (k) Company Intellectual Property is free and clear of any and all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges of any kind.

            (l) Except as set forth in the Company Disclosure Schedule, Company (including its subsidiaries) does not owe any royalties or other payments to third parties in respect of Company Intellectual Property. All royalties or other payments set forth in the Company Disclosure Schedule that have accrued prior to the Effective Time have been paid.

            (m) Company's (including its subsidiaries) statistical models have not been disclosed to any third party at any time other than to third parties who have executed nondisclosure agreements with Company.

            (n) To the knowledge of the Company and other than as disclosed on the Company Disclosure Schedule, all Company "Alliance members" are in compliance with the terms of their respective agreement with Company.

            (o) It is the Company's practice to scan the Company Intellectual Property with a commercially available virus scan software. To the Company's knowledge, the Company Software Programs and other Company Intellectual Property contain no "viruses." For the purposes of this Agreement, "virus" means any computer code intentionally designed to disrupt, disable or harm in any manner the operation of any software or hardware. None of the foregoing contains any worm, bomb, backdoor, clock, timer, or other disabling device code, design or routine which causes the software to be erased, inoperable, or otherwise incapable of being used, either automatically or upon command by any party.

            (p) Company has implemented all reasonable steps which are known in the information systems industry and which are generally known as best practices in the physical and electronic protection of its information assets from unauthorized disclosure, use or modification. Company has previously disclosed to Parent whether, to its knowledge, there have been breaches of security, known consequences, and the steps Company has taken to remedy any such breaches.

            (q) Company has conducted its business and has collected, maintained and used its data at all times materially in accordance with (i) accepted industry practice and the standards promulgated by the Direct Marketing Association; and (ii) all applicable Laws, including but not limited to those affecting privacy issues.

            SECTION 4.15 Taxes

            (a) Company and each of Company Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Company or any Company Subsidiary is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. Company has provided adequate accruals in accordance with generally accepted accounting principles in its latest financial statements included in the Company Reports for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. Company and the Company Subsidiaries have no material liability for unpaid Taxes accruing after the date of the Company's latest financial statements included in the Company Reports.

            (b) There is (i) no material claim for Taxes that is a lien against the property of Company or any Company Subsidiary or is being asserted against Company or any Company Subsidiary other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Company or any Company Subsidiary being conducted by a Tax Authority; (iii) no extension of the statute of limitations on the assessment of any Taxes granted by Company or any Company Subsidiary and currently in effect, and (iv) no agreement, contract or arrangement to which Company or any Company Subsidiary is a party that may result in the payment of any amount that would not be deductible by reason of
Section 280G or Section 404 of the Code.

            (c) There has been no change in ownership of Company or any Company Subsidiaries that has caused the utilization of any losses of such entities to be limited pursuant to Section 382 of the Code, and any loss carryovers reflected on the latest financial statements included in the Company Reports are properly computed and reflected.

            (d) Company and the Company Subsidiaries have not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

            (e) Neither Company nor any Company Subsidiary has filed or will file any consent to have the provisions of paragraph 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Company or any Company Subsidiary.

            (f) Neither Company nor any Company Subsidiary is a party to any Tax sharing or Tax allocation agreement nor does Company or any Company Subsidiary have any liability or potential liability to another party under any such agreement.

            (g) Neither Company nor any Company Subsidiary has filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

            (h) Neither Company nor any Company Subsidiary has ever been a member of a consolidated, combined or unitary group of which Company was not the ultimate parent corporation.

            (i) Company and each Company Subsidiary has in its possession receipts for any Taxes paid to foreign Tax authorities. Neither Company nor any Company Subsidiary has ever been a "personal holding company" within the meaning of Section 542 of the Code or a "United Sates real property holding corporation" within the meaning of Section 897 of the Code.

            SECTION 4.16 Insurance

            Company and each Company Subsidiary is presently insured, and during each of the past three calendar years has been insured, against such risks, as to the Company's knowledge, that companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Company and Company Subsidiaries provide, to the Company's knowledge, adequate coverage against loss. Company has heretofore made available to Parent a complete and correct list as of the date hereof of all insurance policies maintained by Company or the Company Subsidiaries, and has made available to Parent complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. Company and the Company Subsidiaries have complied in all material respects with the terms of such policies.

            SECTION 4.17 Properties

            Company and the Company Subsidiaries have good title, free and clear of all material mortgages, liens, pledges, charges or other encumbrances to all their material tangible properties and assets, real, personal or mixed, reflected in the Company's consolidated financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as being owned by Company and the Company Subsidiaries as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements and (iii) liens arising in the ordinary course of business after the date of such financial statements. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by Company or any Company Subsidiary are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of Company's and the Company Subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

            SECTION 4.18 Affiliates

            Section 4.18 of the Company Disclosure Schedule sets forth the name of each person who is, in Company's reasonable judgment, an affiliate (as such term is used in Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment) of Company.

            SECTION 4.19 Opinion of Financial Advisor

            BancBoston Robertson Stephens Inc. ("Robertson Stephens") has delivered to the board of directors of Company its written opinion to the effect that, as of the date hereof, the Exchange Ratio is fair to the holders of shares of Company Common Stock from a financial point of view (the "BRS Fairness Opinion").

            SECTION 4.20 Brokers

            No broker, finder or investment banker (other than Robertson Stephens) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Company. Company has heretofore made available to Parent true, complete and correct copies of all agreements between Company and Robertson Stephens pursuant to which such firm would be entitled to any payment relating to the Merger.

            SECTION 4.21 Certain Business Practices

            Neither Company nor any Company Subsidiary nor any directors, officers, agents or employees of Company or any Company Subsidiary (in their capacities as such) has (i) used any funds of the Company for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (ii) made any unlawful payment by the Company to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

            SECTION 4.22 Section 203 of the DGCL Not Applicable

            The Board of Directors of Company has approved the Merger, this Agreement, the Option Agreement and the Stockholder Agreements, and such approval is sufficient to render inapplicable to the Merger, this Agreement, the Option Agreement and the Stockholder Agreements and the transactions contemplated by this Agreement, the Option Agreement and the Stockholder Agreements the provisions of Section 203 of the DGCL. To Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the Option Agreement, the Stockholders Agreements or the transactions contemplated by this Agreement, the Option Agreement and the Stockholders Agreements.

            SECTION 4.23 Business Activity Restriction

            There is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which Company or any subsidiary of Company is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by Company. Company has not entered into any agreement under which Company is restricted in any material respect from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

            Parent hereby represents and warrants to Company, subject to the exceptions specifically disclosed in the Parent Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this
Article V or to otherwise be clearly applicable to representations hereof not specifically referenced, that:

            SECTION 5.01 Organization and Qualification; Subsidiaries

            (a) Parent and each directly and indirectly owned subsidiary of Parent (the "Parent Subsidiaries") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Parent, and each Parent Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary.

            (b) Section 5.01 of the Parent Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each Parent Subsidiary, together with (i) the jurisdiction of incorporation or organization of each Parent Subsidiary and the percentage of each Parent Subsidiary's outstanding capital stock or other equity interests owned by Parent or another Parent Subsidiary and (ii) an indication of whether each Parent Subsidiary is a "Significant Subsidiary" as defined in Regulation S-X under the Exchange Act. Neither Parent nor any Parent Subsidiary owns an equity interest in any partnership or joint venture arrangement or other business entity that is material to the business, assets, liabilities, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole.

            SECTION 5.02 Certificate of Incorporation and Bylaws

            The copies of each of Parent's and Merger Subs' certificate of incorporation and bylaws previously provided to Company by Parent are true, complete and correct copies thereof. Such certificates of incorporation and bylaws are in full force and effect.

            SECTION 5.03 Capitalization

            The authorized capital stock of Parent consists of 400,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock. As of June 4, 1999 (which numbers are not materially different on the date hereof) (i) 39,703,267 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Parent Common Stock are held in the treasury of the Company, (iii) no shares of Parent Common Stock are held by the Parent Subsidiaries, (iv) 5,455,188 shares of Parent Common Stock are reserved for future issuance pursuant to outstanding options and warrants to purchase Parent Common Stock ("Parent Stock Option"), and (v) no shares of Parent preferred stock are issued and outstanding. Except for the shares of Parent Common Stock issuable pursuant to the Parent Stock Plans, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Parent is a party or by which Parent is bound relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Subsidiary. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of any Parent Subsidiary. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. There are no material outstanding contractual obligations of Parent or any Parent Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary or any other person.

            SECTION 5.04 Authority Relative to this Agreement

            Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate such transactions (other than the approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of Parent

Common Stock present at the Parent Shareholders' Meeting and the consent of Parent as sole stockholder of Merger Sub). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms.

            SECTION 5.05 No Conflict; Required Filings and Consents

            (a) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the articles of incorporation or bylaws of Parent or any equivalent organizational documents of any Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in
Section 5.05(b) have been obtained and all filings and notifications described in Section 5.05(b) have been made, conflict with or violate any Law applicable to Parent or any other Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) result in any material breach of or constitute a material default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any material property or asset of Parent or any Parent Subsidiary pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

            (b) Except as may arise solely from the nature of Company's business, the execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Parent with or notification by Parent to, any Governmental Entity, except pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of the NNM, state takeover laws, the premerger notification requirements of the HSR Act, if any, and the filing and recordation of the Certificate of Merger as required by the DGCL.

            SECTION 5.06 SEC Filings; Financial Statements

            (a) Parent has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the NNM since March 1, 1998 (collectively, together with any such forms, reports, statements and documents Parent may file subsequent to the date hereof until the Closing, the "Parent Reports") and (B) with any other Governmental Entities. Each Parent Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the NNM, as the case may be, substantially in all respects and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law. No Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NNM, any other stock exchange or any other comparable Governmental Entity.

            (b) Except as is provided in the Parent Reports, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

            (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Parent and the Parent Subsidiaries as reported in the Parent Reports, including the notes thereto, none of Parent or any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 1998 that have not had and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

            SECTION 5.07 Pooling; Certain Tax Matters

            To Parent's knowledge, neither Parent nor any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected (based on the advice of PricewaterhouseCoopers) to prevent the Merger from being treated for accounting purposes as a "pooling of interests" in accordance with U.S. GAAP and the accounting standards of the SEC. Neither Parent, nor to Parent's knowledge, any of its affiliates, has taken or agreed to take any action (other than actions contemplated by this Agreement) that could be expected to prevent the Merger from constituting a "reorganization" under Section 368 of the Code. Parent is not aware of any agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from being so treated as a "pooling of interests" or from so qualifying as a reorganization under Section 368 of the Code.

            SECTION 5.08 Opinion of Financial Advisor

            Goldman, Sachs & Co. ("Goldman Sachs") has delivered to the board of directors of Parent its written opinion to the effect that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to Parent.

            SECTION 5.09 Brokers

            No broker, finder or investment banker (other than Goldman Sachs) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent. Parent has heretofore made available to Company true, complete and correct copies of all agreements between Parent and Goldman Sachs pursuant to which such firm would be entitled to any payment relating to the Merger.

            SECTION 5.10 Affiliates

            Section 5.10 of the Parent Disclosure Schedule sets forth the name of each person who is, in Parent's reasonable judgment, an affiliate (under applicable SEC accounting releases with respect to pooling of interests accounting treatment) of Parent.

            SECTION 5.11 No Parent Material Adverse Effect

            Since December 31, 1998, there has been no Parent Material Adverse Effect.

                                   ARTICLE VI

                                    COVENANTS

            SECTION 6.01 Conduct of Business by Company Pending the Closing

            Company agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, and except as a result of entering into this Agreement (x) the respective businesses of Company and the Company Subsidiaries shall be conducted only in, and Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) Company shall use all reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of Company and the Company Subsidiaries and to preserve the current relationships of Company and the Company Subsidiaries with such of the corporate partners, customers, suppliers and other persons with which Company or any Company Subsidiary has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, neither Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent and except as a result of entering into this
Agreement:

            (a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

            (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of, (i) any shares of capital stock of Company or any Company Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of

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                                       32


Company or any Company Subsidiary, other than (A) the issuance of shares of Company Common Stock pursuant to the exercise of stock options theretofore outstanding as of the date of this Agreement or (B) the issuance of options to purchase up to 250,000 shares of Company Common Stock under the Company's 1999 Stock Incentive Plan, 200,000 shares of which may be issued to newly hired management employees and 50,000 shares of which may be issued to existing non-executive employees, or (ii) any property or assets of Company or any Company Subsidiary except entering into alliance agreements or providing products and services in the ordinary course of business consistent with past practice;

            (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person (other than Company and Company Subsidiaries) for borrowed money or make any loans or advances, other than routine employee loans to employees other than Company officers (not to exceed $1,000 to any individual), material to the business, assets, liabilities, financial condition or results of operations of Company and the Company Subsidiaries, taken as a whole, other than in the ordinary course of business consistent with past practice; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Company Material Contract or other License Agreement; (iv) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that have been budgeted for fiscal year 1999 and disclosed in writing to Parent and that are not, in the aggregate, in excess of $3,000,000 for Company and the Company Subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.01(c);

            (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Company Subsidiary may pay dividends or make other distributions to Company or any other Company Subsidiary;

            (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

            (f) amend or change the period (or permit any acceleration, amendment or change unless required pursuant to the terms of existing agreements of Company previously provided to Parent) of exercisability of options granted under the Company Stock Plans or authorize cash payments in exchange for any Company Stock Options granted under any of such plans;

            (g) amend the terms of, repurchase, redeem or otherwise acquire, or permit any Company Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of any Company Subsidiary or propose to do any of the foregoing;

            (h) other than in the ordinary course of business consistent with past practices or pursuant to existing agreements of Company previously provided to Parent increase the compensation payable or to become payable to its directors, officers, consultants or employees, grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of Company that would be triggered by the Merger with, any director, officer, consultant or other employee of Company or any Company Subsidiary who is not currently entitled to such benefits from the Merger, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of Company or any Company Subsidiary, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between Company or any Company Subsidiary and any of Company's directors, officers, consultants or employees;

            (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against on the consolidated balance sheet of Company and the consolidated the Company Subsidiaries dated as of March 31, 1999 included in Company's quarterly report on Form 10-Q for the period then ended (the "Company Balance Sheet") and only to the extent reflected or to the extent of such reserves or incurred in the ordinary course of business since March 31, 1999;

            (j) make any change with respect to Company's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by U.S. GAAP;

            (k) make any material Tax election or settle or compromise any material Tax liability; or

            (l) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Company contained in this Agreement untrue or incorrect in any material respect or result in any of the conditions to the Merger set forth herein not being satisfied.

            SECTION 6.02 Notices of Certain Events

            Each of Parent and Company shall give prompt notice to the other of
(i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Parent or the Parent Subsidiaries or Company or the Company

Subsidiaries, respectively, or that relate to the consummation of the Merger;
(iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Parent Material Contract or Company Material Contract, respectively; and (v) any change that could reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect, respectively, or to delay or impede the ability of either Parent or Company, respectively, to perform their respective obligations pursuant to this Agreement and to effect the consummation of the Merger.

            SECTION 6.03 Access to Information; Confidentiality

            (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or Company or any of the Parent Subsidiaries or the Company Subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, Parent and Company shall (and shall cause the Parent Subsidiaries and Company Subsidiaries, respectively, to)
(i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to its and its subsidiaries' officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its and its subsidiaries' business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. All such investigations and access shall be conducted in a manner as not to interfere unreasonably with the business operations of the Company. No investigation conducted pursuant to this Section
6.03 shall affect or be deemed to modify any representation or warranty made in this Agreement.

            (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreements with respect to the information disclosed pursuant to this Section 6.03 or pursuant to the Confidentiality Agreements.

            SECTION 6.04 No Solicitation of Transactions

            Until this Agreement has been terminated as provided herein, Company shall not, directly or indirectly, and shall cause its Representatives not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of Company's Representatives or subsidiaries, or any Representative retained by Company's subsidiaries, to take any such action; provided, however, that nothing contained in this Section 6.04 shall prohibit the board of directors of Company (i) from complying with Rule 14d-9 or 14e-2(a) promulgated under the

Exchange Act with regard to a tender or exchange offer not made in violation of this Section 6.04 or (ii) prior to receipt of the approval by the stockholders of Company of this Agreement and the Merger from providing information (subject to a confidentiality agreement at least as restrictive as the Confidentiality Agreements) in connection with, and negotiating, another unsolicited, bona fide written proposal regarding a Competing Transaction that (x) Company's board of directors shall have concluded in good faith, after considering applicable state law, on the basis of advice of independent outside counsel that such action is necessary to prevent Company's board of directors from violating its fiduciary duties to Company's stockholders under applicable law, (y) if any cash consideration is involved, shall not be subject to any financing contingency, and with respect to which Company's board of directors shall have determined (based upon the advice of Company's independent financial advisors) in the exercise of its fiduciary duties to Company's stockholders that the acquiring party is capable of consummating such Competing Transaction on the terms proposed, and (z) Company's board of directors shall have determined in the exercise of its fiduciary duties to Company's stockholders that such Competing Transaction provides greater value to the stockholders of Company than the Merger (based upon the written opinion of Company's independent financial advisors that such Competing Transaction is superior from a financial point of view) (any such Competing Transaction being referred to herein as a "Superior Proposal"). Any violation of the restrictions set forth in this Section 6.04 by any Representative of Company or any of its Subsidiaries, whether or not such Person is purporting to act on behalf of Company or otherwise, shall be deemed to be a breach of this Section 6.04 by Company. Company shall notify Parent promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made, such notice to include the identity of the person making such proposal, offer, inquiry or contact, and the terms of such Competing Transaction, and shall keep Parent apprised, on a current basis, of the status of such Competing Transaction and of any modifications to the terms thereof. Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

            SECTION 6.05 Tax-Free Transaction; Pooling

            From and after the date of this Agreement, each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from (a) qualifying as a "reorganization" under Section 368(a) of the Code or (b) being treated for financial accounting purposes as a "pooling of interests" in accordance with U.S. GAAP and the accounting standards of the SEC.

            SECTION 6.06 Control of Operations

            Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of Company and the Company Subsidiaries prior to the Effective Time. Prior to the Effective Time, Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

            SECTION 6.07 Further Action; Consents; Filings

            (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or Company or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Merger required under (A) the rules and regulations of the NNM, (B) the Securities Act, the Exchange Act and any other applicable Federal or state securities Laws, (C) the HSR Act, if any, and (D) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and none of the parties shall file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent and agreement of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

            (b) Each of company and Parent will give (or will cause their respective subsidiaries to give) any notices to third persons, and use, and cause their respective subsidiaries to use, reasonable efforts to obtain any consents from third persons necessary, proper or advisable (as determined in good faith by Parent with respect to such notices or consents to be delivered or obtained by Company) to consummate the transactions contemplated by this Agreement.

            SECTION 6.08 Additional Reports

            Company and Parent shall each furnish to the other copies of any reports of the type referred to in Sections 4.07 and 5.06, which it files with the SEC on or after the date hereof, and Company and Parent, as the case may be, covenant and warrant that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present in all material respects the financial position of Company and its consolidated subsidiaries or Parent and its consolidated subsidiaries, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information including therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and U.S. GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

            SECTION 6.09 Tax Information

            Company shall provide the following information to Parent not later than four weeks after the date of this Agreement: (i) a complete list of the types of Tax Returns being filed by Company and each Company Subsidiary in each taxing jurisdiction, (ii) a list of all closed years with respect to each such type of Tax Return filed in each jurisdiction, and (iii) a list of any deferred intercompany gain with respect to transactions to which Company or any Company Subsidiary has been a party. Company shall provide Parent and its accountants, counsel and other representatives reasonable access, during normal business hours during the period prior to the Effective Time, to all of Company's and Company Subsidiaries' Tax Returns and other records and workpapers relating to Taxes.

            SECTION 6.10 Conduct of Business by Parent.

            During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall not knowingly take any action a principal purpose of which is, and the reasonably likely result of which would be, a material delay in or interference with the consummation of the Merger.

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS

            SECTION 7.01 Registration Statement; Joint Proxy Statement

            (a) As promptly as practicable after the execution of this Agreement, Parent and Company shall jointly prepare and shall file with the SEC a document or documents that will constitute (i) the prospectus forming part of the registration statement on Form S-4 of Parent (together with all amendments thereto, the "Registration Statement"), in connection with the registration under the Securities Act of Parent Common Stock to be issued to Company's stockholders pursuant to the Merger and (ii) the joint proxy statement with respect to the Merger relating to the special meetings of Company's stockholders to be held to consider approval of this Agreement and the Merger (the "Company Stockholders' Meeting") and of Parent's stockholders to be held to consider approval of the issuance of Parent Common Stock (the "Share Issuance") to Company's stockholders pursuant to the Merger (the "Parent Stockholders' Meeting") (together with any amendments thereto, the "Joint Proxy Statement"). Copies of the Joint Proxy Statement shall be provided to the NNM in accordance with its rules. Each of the parties hereto shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the Registration Statement, the parties hereto shall take all action required under any applicable Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Parent or Company, as the case may be, shall furnish all information concerning Parent or Company as the other party may reasonably request in connection with such actions and the preparation of the Registration Statement and the Joint Proxy Statement. As promptly as practicable after the effective date of the Registration Statement, the Joint Proxy Statement shall be mailed to the stockholders of Company and of Parent. Each of the parties hereto shall cause the Joint Proxy Statement to comply as to form and substance as to such party in all material respects with the applicable requirements of
(i) the Exchange Act, (ii) the Securities Act, (iii) the rules and regulations of the NNM.

            (b) The Joint Proxy Statement shall include (i) the approval of the Merger and the recommendation of the board of directors of Company to Company's stockholders that they vote in favor of approval of this Agreement and the Merger, subject to the right of the board of directors of the Company to withdraw its recommendation and recommend a Superior Proposal in compliance with
Section 6.04 of this Agreement, and (ii) the opinion of Robertson Stephens referred to in Section 4.19; provided, however, that the board of directors of Company shall submit this Agreement to Company's stockholders whether or not at any time subsequent to the date hereof such board determines that it can no longer make such recommendation. The Joint Proxy Statement shall include (A) the approval of the Share Issuance and the recommendation of the board of directors of Parent to Parent's stockholders that they vote in favor of approval of the Share Issuance, and (B) the opinion of Goldman Sachs referred to in Section 5.08.

            (c) No amendment or supplement to the Joint Proxy Statement or the Registration Statement shall be made without the approval of Parent and Company, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

            (d) None of the information supplied by Company for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Joint Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders of Parent and Company, at the time of the Company Stockholders' Meeting, at the time of the Parent Shareholders' Meeting and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Company or any Company Subsidiary, or their respective officers or directors, should be discovered by Company that should be set forth in an amendment or a supplement to the Registration Statement or the Joint Proxy Statement, Company shall promptly inform Parent. All documents that Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and the Exchange Act.

            (e) None of the information supplied by Parent for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Joint Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders of Parent and Company, at the time of Company Stockholders' meeting, at the time of the Parent Shareholders' Meeting and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Registration Statement or the Joint Proxy Statement, Parent shall promptly inform Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and the Exchange Act.

            SECTION 7.02 Stockholders' Meetings

            Company shall call and hold the Company Stockholders' Meeting and Parent shall call and hold the Parent Stockholders' Meeting as promptly as practicable after the date hereof for the purpose of voting upon the approval of this Agreement and the Merger or the Share Issuance, as the case may be, pursuant to the Joint Proxy Statement, and Company and Parent shall use all reasonable efforts to hold the Parent Stockholders' Meeting and the Company Stockholders' Meeting on the same day and as soon as practicable after the date on which the Registration Statement becomes effective. Nothing herein shall prevent the Company or the Parent from adjourning or postponing the Company Stockholders' Meeting or the Parent Stockholders' Meeting, as the case may be, if there are insufficient shares of Company Common Stock or Parent Common Stock, as the case may be, necessary to conduct business at their respective meetings of the stockholders. Unless Company's board of directors has withdrawn its recommendation of this Agreement and the Merger in compliance with Section 6.04, Company shall use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger pursuant to the Joint Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the DGCL or applicable other stock exchange requirements to obtain such approval. Parent shall use all reasonable efforts to solicit from its stockholders proxies in favor of the Share Issuance pursuant to the Joint Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the DGCL or applicable stock exchange requirements to obtain such approval. Each of the parties hereto shall take all other action necessary or, in the opinion of the other parties hereto, advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable Law and such party's certificate of incorporation and bylaws to effect the Merger. Company shall call and hold the Company Stockholders' Meeting for the purpose of voting upon the approval of this Agreement and the Merger whether or not Company's board of directors at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that Company's stockholders reject it.

            SECTION 7.03 Affiliates

            (a) Company will use reasonable efforts to obtain an executed letter agreement substantially in the form of Annex C hereto from (i) each person identified in Section 4.18 of the Company Disclosure Schedule within 15 days following the execution and delivery of this Agreement and (ii) from any person who, to the knowledge of Company, may be deemed to have become an affiliate of Company after the date of this Agreement and prior to the Effective Time as soon as practicable after attaining such status. The foregoing notwithstanding, Parent shall be entitled to place legends as specified in the Affiliate Agreement on the certificates evidencing any of the Parent Common Stock to be received by (i) any affiliate of Company or (ii) any person Parent reasonably identifies (by written notice to Company) as being a person who is an "affiliate" within the meaning of Rule 145 promulgated under the Securities Act, and to issue appropriate stop transfer instructions to the transfer agent for such Parent Common Stock, consistent with the terms of the Affiliate Agreement, regardless of whether such person has executed Affiliate Agreement and regardless of whether such person's name and address appear on Section 4.18 of the Company Disclosure Schedule.

            (b) Parent will use reasonable efforts to obtain an executed letter agreement substantially in the form of Annex D hereto from (i) each person identified in Section 5.10 of the Parent Disclosure Schedule within 15 days following the execution and delivery of this Agreement and (ii) from any person who, to the knowledge of Parent, is an affiliate of Parent after the date of this Agreement and prior to the Effective Time as soon as practicable after attaining such status.

            SECTION 7.04 Directors' and Officers' Indemnification and Insurance

            (a) Parent and the Merger Sub agree that all rights to indemnification, advancement of expenses, exculpation, limitation of liability and any and all similar rights now existing in favor of each present and former director, officer, employee and agent of Company and each Company Subsidiary (collectively, the "Indemnified Parties") as provided in the Company's present charter or by-laws in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification shall be required by law, and Parent agrees to cause the Surviving Corporation to comply with its obligations thereunder; provided, however, that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect to any such claim or claims shall continue until the disposition of any and all such claims.

            (b) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or Surviving Corporation or entity of such consolidation or merger or (ii) transfers a material amount of its properties and assets to any person in a single transaction or a series of transactions, then, and in each such case, Parent will either guaranty the indemnification obligations referred to in this Section 7.04 or will make or cause to be made proper provision so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, assume the indemnification obligations described herein for the benefit of the Indemnified Parties and have substantially equal financial ability as the Company (immediately prior to the Effective Time) to satisfy the obligations of the parties pursuant to this Section 7.04 as a condition to such merger, consolidation or transfer becoming effective.

            (c) The provisions of this Section 7.04 are (i) intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties and
(ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

            (d) For a period of six years after the Effective Time, Parent shall maintain in effect the directors' and officers' liability insurance policies maintained by Company or, if not available, directors' and officers' liability insurance policies covering the directors and officers of the Company (and their respective heirs and executors, if such coverage may be obtained at no additional cost) as of the date hereof, with coverages and other terms substantially as favorable to such directors and officers as is currently in effect; provided, however, that in no event shall Parent be required to expend in any one year in excess of 150% of the annual premium currently paid by Company for such coverage, which current premium amount is set forth in Section
7.04 of the Company Disclosure Schedule, and if the premium for such coverage exceeds such amount, Parent shall purchase a policy with the greatest coverage available for such 150% of the annual premium.

            SECTION 7.05 No Shelf Registration

            Parent shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of Parent Common Stock received pursuant hereto by the persons who may be deemed to be "affiliates" of Company within the meaning of Rule 145 promulgated under the Securities Act.

            SECTION 7.06 Public Announcements

            The initial press release concerning the Merger shall be a joint press release and, thereafter, Parent and Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior written approval of the other, except to the extent required by applicable Law or the requirements of the rules and regulations of the NNM, in which case the issuing party shall use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

            SECTION 7.07 NNM Listing

            Prior to the Effective Time, Parent shall file with the NNM a Notification Form for Listing of Additional Shares with respect to the Parent Common Stock issued or issuable in connection with the Merger.

            SECTION 7.08 Blue Sky

            Parent shall use all reasonable efforts to obtain prior to the Effective Time all necessary permits and approvals required under Blue Sky Laws to permit the distribution of the shares of Parent Common Stock to be issued in accordance with the provisions of this Agreement.

            SECTION 7.09 Employee Benefit Matters

            At Parent's request, Company shall take all action necessary to terminate, or cause to terminate, immediately before the Effective Time, any Company Benefit Plan that is a 401(k) plan or other defined contribution retirement plan.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

            SECTION 8.01 Conditions to the Obligations of Each Party to Consummate the Merger

            The obligations of the parties hereto to consummate the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

            (a) the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

            (b) this Agreement and the Merger shall have been duly approved by the requisite vote of stockholders of Company in accordance with the DGCL and by the requisite vote of the stockholders of Parent in accordance with the rules of the NNM;

            (c) no court of competent jurisdiction shall have issued or entered any order, writ, injunction or decree, and no other Governmental Entity shall have issued any order, which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting its consummation;

            (d) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or any other applicable competition, merger control or similar Law shall have expired or been terminated;

            (e) all consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a Parent Material Adverse Effect or a Company Material Adverse Effect; and

            (f) The shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on the NNM, subject to notice of issuance.

            SECTION 8.02 Conditions to the Obligations of Company

            The obligations of Company to consummate the Merger, or to permit the consummation of the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

            (a) each of the representations and warranties of Parent contained in this Agreement shall be true, complete and correct in all respects both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be so true, complete and correct as of such certain date), except for any failures to be true, complete and correct which do not, in the aggregate, have a Parent Material Adverse Effect, and Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to such effect;

            (b) Parent shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to that effect; and

            (c) Kane Kessler, P.C., special counsel to Company, or such other law firm or professional services firm reasonably acceptable to Parent (including any "Big 5" accounting firm) shall have issued its opinion, such opinion dated on the date of the Closing, addressed to Company, and reasonably satisfactory to it, based upon customary representations of Company and Parent and customary assumptions, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect; provided, however, that if such firm does not render such opinion, this condition shall nonetheless be deemed satisfied if such opinion, dated as of the date of the Closing, is rendered to Company by Brobeck, Phleger & Harrison LLP, counsel to Parent.

            SECTION 8.03 Conditions to the Obligations of Parent

            The obligations of Parent to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

            (a) each of the representations and warranties of Company contained in this Agreement shall be true, complete and correct in all respects both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be so true, complete and correct as of such certain date), except for any failures to be true, complete and correct which do not, in the aggregate, have a Company Material Adverse Effect, and Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Company to such effect;

            (b) Company shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Company to that effect;

            (c) Brobeck, Phleger & Harrison LLP, special counsel to Parent, shall have issued its opinion, such opinion dated on the date of the Closing, addressed to Parent, and reasonably satisfactory to it, based upon customary representations of Company and Parent and customary assumptions, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect;

            (d) Parent shall have been advised in writing by PricewaterhouseCoopers LLP - New York, NY as of the date upon which the Effective Time is to occur, in a form and in substance reasonably acceptable to Parent, that the Merger can properly be accounted for as a "pooling of interests" business combination in accordance with U.S. GAAP and the accounting standards of the SEC; Company shall have been advised in writing by PricewaterhouseCoopers LLP - Broomfield, CO as of the date upon which the Effective Time is to occur that such firm concurs with the management of the Company that no conditions exist that would preclude Company from being a party to a merger for which the pooling of interests method of accounting would be available;

            (e) There shall have been no Company Material Adverse Effect since the date of this Agreement;

            (f) All consents of third parties required pursuant to the terms of any Material Contract as a result of the Merger shall have been obtained; and

            (g) the employees of Company set forth on Schedule 8.03(g) shall have accepted employment with Parent and shall have entered into employment and non-competition agreements substantially in the form attached hereto as Annex E.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

            SECTION 9.01 Termination

            This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:

            (a) by mutual written consent duly authorized by the boards of directors of each of Parent and Company;

            (b) by either Parent or Company, if the Effective Time shall not have occurred on or before December 31, 1999; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have principally caused, or resulted in, the failure of the Effective Time to occur on or before such date;

            (c) by either Parent or Company, if any Governmental Order, writ, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

            (d) by Parent, if (i) the board of directors of Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or its stockholders, (ii) the board of directors of Company shall have recommended to the stockholders of Company a Competing Transaction, (iii) the Company fails to comply in all material respects with
Section 6.04, (iv) a Competing Transaction shall have been announced or otherwise publicly known and the board of directors of Company shall have (A) failed to recommend against acceptance of such by its stockholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance by its stockholders of a Competing Transaction involving a tender offer or exchange offer), (B) failed to reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby within 5 business days after Parent requests in writing that such recommendation be reconfirmed or (C) determined that such Competing Transaction was a Superior Proposal and takes any of the actions allowed by clause (ii) of Section 6.04, or
(v) the board of directors of Company resolves to take any of the actions described above;

            (e) by Parent or Company, if (i) this Agreement and the Merger shall fail to receive the requisite votes for approval at the Company Stockholders' Meeting or any adjournment or postponement thereof or (ii) if the Share Issuance shall fail to receive the requisite votes for approval at the Parent Shareholders' Meeting or any adjournment or postponement thereof;

            (f) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.03 would not be satisfied (a "Terminating Company Breach"); provided, however, that if such Terminating Company Breach is curable by Company through the exercise of its reasonable efforts within 20 days and for so long as Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this Section 9.01(f); and provided, further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01; or

            (g) by Company, upon breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.02 would not be satisfied (a "Terminating Parent Breach"); provided, however, that if such Terminating Parent Breach is curable by Parent through the exercise of its reasonable efforts within 20 days and for so long as Parent continues to exercise such reasonable efforts, Company may not terminate this Agreement under this Section 9.01(g); and provided, further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this
Section 9.01.

            (h) The right of any party hereto to terminate this Agreement pursuant to this Section 9.01 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

            SECTION 9.02 Effect of Termination

            Except as provided in Section 9.05, in the event of termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement. No termination of this Agreement shall affect the obligation of the parties contained in the Confidentiality Agreements, which shall survive termination of this Agreement and remain in full force and effect in accordance with their terms.

            SECTION 9.03 Amendment

            This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement by the stockholders of Company, no amendment may be made that changes the amount or type of consideration into which Company common stock will be converted pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

            SECTION 9.04 Waiver

            At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

            SECTION 9.05 Termination Fee; Expenses

            (a) Except as set forth in this Section 9.05, all Expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger is consummated, except that Parent and Company each shall pay one-half of all Expenses (other than attorney's and accountant's fees and expenses) incurred solely for printing, filing (with the SEC) and mailing the Registration Statement and the Joint Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Joint Proxy Statement.

            (b) In the event that (i) Parent shall terminate this Agreement pursuant to Section 9.01(d) (other than under the circumstances described in Section 9.05(d)), or (ii) this Agreement shall be terminated (x) pursuant to
Section 9.01(b) or (y) pursuant to Section 9.01(e)(i) as a result of the failure to obtain the requisite approval of the Company stockholders and, in the case of either (x) or (y), (A) at or prior to such termination, there shall exist or have been proposed a Competing Transaction with respect to Company and (B) within 12 months after such termination, Company shall enter into a definitive agreement with respect to any Competing Transaction or any Competing Transaction involving Company shall be consummated, then, in the case of (i), promptly after such termination, or in the case of (ii), concurrently with the consummation of such Competing Transaction, Company shall (subject to Section 9.05(e)) pay to Parent an amount in cash equal to $30 million (the "Termination Fee") plus Parent's Expenses.

            (c) In the event that Parent shall terminate this Agreement pursuant to Section 9.01(f), then Company shall promptly reimburse Parent for Parent's Expenses, and if, within twelve months of such termination of this Agreement, Company shall enter into a definitive agreement with respect to any Competing Transaction or any Competing Transaction involving Company shall be consummated concurrently with the consummation of such Competing Transaction, then Company shall (subject to Section 9.05(e)) pay to Parent an amount in cash equal to the Termination Fee.

            (d) In the event that Parent shall terminate this Agreement pursuant to Section 9.01(d)(i) and (A) prior to such termination there shall have not existed or have been proposed a Competing Transaction with respect to Company and (B) Robertson Stephens has withdrawn the BRS Fairness Opinion, then within 30 days after such termination, Company shall pay to Parent an amount equal to the Termination Fee plus Parent's Expenses; provided, however, that no more than $5,000,000 of the Termination Fee need be paid in cash, any non-cash portion of the Termination Fee to be paid by means of the issue by Company to Parent of that number of shares of Company Common Stock (the "Termination Shares") equal to the quotient of the amount of such non-cash portion and $93.25. Parent and Company agree that the provisions of Section 8 of the Option Agreement shall be applicable to the Termination Shares as if they were issued to Parent pursuant thereto.

            (e) In the event the Termination Fee is payable pursuant to Section 9.05(b)(ii) or Section 9.05 (c) as a result of the impending consummation of a Competing Transaction solely described by clause (iii) of the definition of such term, then Company need not pay the Termination Fee (or, in the case of Section 9.05(b)(ii), reimburse Parent's Expenses) if Company offers Parent, at Company's sole discretion, either(i) the right to also enter into a license, joint venture or other arrangement with Company on the same terms and conditions as such Competing Transaction, subject only to terms and conditions that may be necessary to prevent Parent from having access to data of the party with which Company is consummating such Competing Transaction (the "JV Party") (in which case similar terms preventing the JV Party from having access to Parent's data must be imposed on the JV Party as part of the Competing Transaction) or (ii) a right of first refusal to enter into a license, joint venture or other arrangement with Company, to the exclusion of the JV Party, on the same terms and conditions as such Competing Transaction, either of which rights must be available for exercise by Parent for at least 15 Business days.

            (f) Parent and Company agree that the agreements contained in
Section 9.05(b), Section 9.05(c), Section 9.05(d) or Section 9.05(e) above are an integral part of the transaction contemplated by this Agreement and constitute liquidated damages and not a penalty. Accordingly, if Company fails to pay to Parent any amounts due under Section 9.05(b), Section 9.05(c), Section 9.05(d) or Section 9.05(e), Company shall pay interest on such amounts at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

            (g) In the event that Company shall terminate this Agreement pursuant to Section 9.01(g), then Parent shall promptly reimburse Company for Company's Expenses.

            (h) Neither Company nor Parent shall be entitled to reimbursement for its Expenses hereunder in excess of $2,500,000 in the aggregate.

                                   ARTICLE X

                               GENERAL PROVISIONS

            SECTION 10.01 Non-Survival of Representations and Warranties

            The representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to
Section 9.01, as the case may be. This Section 10.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

            SECTION 10.02 Notices

            All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

            (a)   if to Company:

            Abacus Direct Corporation
            8774 Yates Drive
            Westminster, Colorado  80030
            Attention:  W. Anthony White
            Telecopier:  (212) 698-8855

            with a copy to:

            Kane Kessler, P.C.
            1350 Avenue of the Americas
            New York, New York  10019
            Attention:  Robert L. Lawrence, Esq.
            Telecopier:  (212) 245-3009

            (b)   if to Parent or Merger Sub:

                  DoubleClick Inc.
                  41 Madison Avenue, 32 Floor
                  New York, NY  10010
                  Attention:  Elizabeth Wang, General Counsel
                  Telecopier:  (212) 889-0029

                  with a copy to:

                  Brobeck, Phleger & Harrison LLP
                  1633 Broadway, 47th Floor
                  New York, NY 10019
                  Attention:  Alexander D. Lynch, Esq.
                  Telecopier:  (212) 586-7878

                  and

                  Brobeck, Phleger & Harrison LLP
                  One Market, Spear Street Tower
                  San Francisco, CA 94105
                  Attention:  Steve L. Camahort, Esq.
                  Telecopier:  (415) 442-1010

            SECTION 10.03 Severability

            If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

            SECTION 10.04 Assignment; Binding Effect; Benefit

            Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than Section 7.04, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

            SECTION 10.05 Incorporation of Exhibits

            The Parent Disclosure Schedule, the Company Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

            SECTION 10.06 Governing Law

            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF DELAWARE. COURTS WITHIN THE STATE OF DELAWARE WILL HAVE JURISDICTION OVER ALL DISPUTES BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY. THE PARTIES HEREBY CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HERETO WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR
(III) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT
FORUM.

            SECTION 10.07 Waiver of Jury Trial

            EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

            SECTION 10.08 Headings; Interpretation

            The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

            SECTION 10.09 Counterparts

            This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            SECTION 10.10 Entire Agreement

            This Agreement (including the Exhibits, the Parent Disclosure Schedule and the Company Disclosure Schedule) and the Confidentiality Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                     DOUBLECLICK INC.

                                     By:   /s/ Kevin J. O'Connor
                                         ---------------------------------------
                                         Name: Kevin J. O'Connor
                                         Title:  Chief Executive Officer


                                     ABACUS DIRECT CORPORATION

                                     By:   /s/ M. Anthony White
                                         ---------------------------------------
                                         Name:  M. Anthony White
                                         Title:  Chief Executive Officer


                                     ATLANTA MERGER CORP.

                                     By:   /s/ Kevin J. O'Connor
                                         ---------------------------------------
                                         Name: Kevin J. O'Connor
                                         Title:  Chief Executive Officer

                                     ANNEX A

                          FORM OF STOCKHOLDER AGREEMENT

            This STOCKHOLDER AGREEMENT (this "Agreement") is made and entered into as of June 13, 1999 between DoubleClick, Inc., a Delaware corporation ("Parent"), and the undersigned stockholder ("Stockholder") of Abacus Direct Corporation, a Delaware corporation ("Company"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

                                    RECITALS

            WHEREAS, pursuant to an Agreement and Plan of Merger and Reorganization dated as of June 13, 1999 by and among Parent, Atlanta Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub") and Company (such agreement as it may be amended is hereinafter referred to as the "Merger Agreement"). Parent has agreed to acquire the outstanding securities of Company pursuant to a statutory merger of Merger Sub with and into Company (the "Merger"), in which each outstanding share of capital stock of Company (the "Company Capital Stock") will be converted into shares of common stock of Parent (the "Parent Shares") at the exchange rate set forth in the Merger Agreement (the "Transaction");

            WHEREAS, in order to induce Parent to enter into the Merger Agreement and consummate the Transaction, Company has agreed to use its reasonable best efforts to cause each stockholder of Company who is an affiliate of Company to execute and deliver to Parent a Stockholder Agreement upon the terms set forth herein; and

            WHEREAS, Stockholder is or may become the registered and beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of capital stock of Company (the "Shares").

            NOW, THEREFORE, the parties agree as follows:

            1. Transfer and Encumbrance. Stockholder is the beneficial owner of the Shares. The Shares constitute the only shares of capital stock and voting securities of Company beneficially owned by Stockholder. To Stockholder's knowledge, the Shares are, and will be at all times up until the Expiration Date, free and clear of any liens, claims, options, charges or other encumbrances except as disclosed on the signature page hereto. Stockholder's principal residence or place of business is accurately set forth on the signature page hereto.

            1.2 New Shares. Stockholder agrees that any shares of capital stock or voting securities of Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

            2. Agreement to Vote Shares. Prior to the Expiration Date, at every meeting of the stockholders of Company at which any of the following is considered or voted upon, and at every adjournment thereof, and on every action or approval by written resolution of the stockholders of Company with respect to any of the following, Stockholder shall vote the Shares and any New Shares in favor of approval and adoption of the Merger Agreement and of the Transaction.

            3. Irrevocable Proxy. Stockholder hereby agrees to timely deliver to Parent a duly executed proxy in the form attached hereto as Exhibit I (the "Proxy"), such Proxy to cover the Shares and all New Shares in respect of which Stockholder is entitled to vote at each meeting of the stockholders of Company (including, without limitation, each written consent in lieu of a meeting). In the event that Stockholder is unable to provide any such Proxy in a timely manner, Stockholder hereby grants Parent a power of attorney to execute and deliver such Proxy for and on behalf of Stockholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy, or any other such impediment of Stockholder. Upon the execution of this Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies or powers of attorney given by Stockholder with respect to the Shares and agrees not to grant any subsequent proxies or powers of attorney with respect to the Shares until after the Expiration Date.

            4. Representations, Warranties and Covenants of Stockholder. Stockholder hereby represents, warrants and covenants to Parent as follows:

            (a) Stockholder has full power and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. To Stockholder's knowledge, the execution and delivery of this Agreement by Stockholder does not, and the performance of Stockholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Shares or New Shares are or will be bound or affected.

            (b) Until the Expiration Date, Stockholder will not (and will use Stockholder's reasonable best efforts to cause Company, its affiliates, officers, directors and employees and any investment banker, attorney, accountant or other agent retained by Stockholder, Company or any of the same, not to, except to the extent otherwise permitted under Section 6.04 of the Merger Agreement): (i) initiate or solicit, directly or indirectly, any proposal, plan or offer to acquire all or any material part of the business or properties or capital stock of

Company, whether by merger, purchase of assets, tender offer or otherwise, or to liquidate Company or otherwise distribute to the stockholders of Company all or any substantial part of the business, properties or capital stock of Company (each, an "Acquisition Proposal"); (ii) initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting any Acquisition Proposal; (iii) furnish information concerning Company's business, properties or assets to any corporation, partnership, person or other entity or group (other than Parent, or any associate, agent or representative of Parent) under any circumstances that could reasonably be expected to relate to an actual or potential Acquisition Proposal; or (iv) negotiate or enter into discussions or an agreement, directly or indirectly, with any entity or group with respect of any potential Acquisition Proposal. In the event Stockholder shall receive or become aware of any Acquisition Proposal subsequent to the date hereof, Stockholder shall promptly inform Parent as to any such matter and the details thereof to the extent possible without breaching any other agreement to which such Stockholder is a party or violating its fiduciary duties. Notwithstanding the foregoing, the provisions of this Section 4(b) shall not be operative for any non-executive director of Company for so long as such director serves on Company's board of directors.

            (c) Stockholder understands and agrees that if Stockholder attempts to transfer, vote or provide any other person with the authority to vote any of the Shares other than in compliance with this Agreement, Company shall not, and Stockholder hereby unconditionally and irrevocably instructs Company to not, permit any such transfer on its books and records, issue a new certificate representing any of the Shares or record such vote unless and until Stockholder shall have complied with the terms of this Agreement.

            5. Additional Documents. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, reasonably necessary and desirable, to carry out the purpose and intent of this Agreement.

            6. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

            7. Miscellaneous.

            7.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            7.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind Stockholder solely as a securityholder of Company only with respect to the specific matters set forth herein.

            7.3 Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

            7.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

            7.5 Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, or sent by facsimile transmission, as follows:

            (a) If to Stockholder, at the address set forth below Stockholder's signature at the end hereof.

            (b) if to Parent, to:

            DoubleClick Inc.
            41 Madison Avenue
            New York, NY  10010
            Attention: General Counsel
            Facsimile No.: (212) 889-0029

            with a copy to:

            Brobeck, Phleger & Harrison LLP
            1633 Broadway, 47th Floor
            New York, NY 10019
            Attention: Alexander D. Lynch, Esq.
            Facsimile No.: (212) 581-1600
            Telephone No.: (212) 586-7878

            Brobeck, Phleger & Harrison LLP
            Spear Street Tower
            One Market
            San Francisco, CA  94105
            Attention: Steve L. Camahort, Esq.
            Facsimile No.: (415) 442-1010
            Telephone No.: (415) 442-0900
or to such other address as any party hereto or any Indemnified Person may designate for itself by notice given as herein provided.

            9.6 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

            9.7 Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

            9.8 Counterpart. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

            9.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

            IN WITNESS WHEREOF, the parties have caused this Stockholder Agreement to be executed as of the date first above written.

DOUBLECLICK INC.                           STOCKHOLDER

By:_______________________________         _____________________________________
Name:_____________________________         (Signature)
Title:____________________________

                                           _____________________________________
                                           (Signature of Spouse)

                                           _____________________________________
                                           (Print Name of Stockholder)

                                           _____________________________________
                                           (Print Street Address)

                                           _____________________________________
                                           (Print City, State and Zip)

                                           _____________________________________
                                           (Print Telephone Number)

                                           _____________________________________
                                           (Social Security or Tax I.D. Number)

                     SIGNATURE PAGE TO STOCKHOLDER AGREEMENT

                                                                       EXHIBIT I

                                IRREVOCABLE PROXY

                                TO VOTE STOCK OF

                            ABACUS DIRECT CORPORATION

            The undersigned stockholder of Abacus Direct Corporation, a Delaware corporation ("Company"), hereby irrevocably (to the full extent permitted by the Delaware General Corporation Law) appoints the members of the Board of Directors of DoubleClick Inc., a Delaware corporation ("Parent"), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

            This Irrevocable Proxy is irrevocable (to the extent provided in the Delaware General Corporation Law), is coupled with an interest, including, but not limited to, that certain Company Affiliate Agreement dated as of even date herewith by and among Parent, and the undersigned, and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement") by and among Parent and Atlanta Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Company which Merger Agreement provides for the merger of Merger Sub with and into Company (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date of termination of the Merger Agreement.

            The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of Company and in every written consent in lieu of such meeting:

            in favor of approval and adoption of the Merger Agreement and of the transaction contemplated thereby.

            The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

            All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

            This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated: June 13, 1999

                                       ________________________________________
                                       (Signature of Stockholder)

                                       ________________________________________
                                       (Print Name of Stockholder)

                                       Shares beneficially owned:

                                       __________ shares of Company Common Stock

                       SIGNATURE PAGE TO IRREVOCABLE PROXY

                                     ANNEX B

                            FORM OF OPTION AGREEMENT

            STOCK OPTION AGREEMENT (the "Agreement"), dated as of June 13, 1999, by and between, DoubleClick Inc., a Delaware corporation ("Parent"), and Abacus Direct Corporation, a Delaware corporation ("Company"). Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement referred to below.

            WHEREAS, concurrently with the execution and delivery of this Agreement, Company, Parent and Atlanta Merger Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), are entering into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (the "Merger Agreement"), pursuant to which, among other things, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into Company (the "Merger"), with Company continuing as the surviving corporation; and

            WHEREAS, as a condition and inducement to Parent's willingness to enter into the Merger Agreement, Parent has required that Company agree, and Company has agreed, to grant to Parent an option to purchase certain newly issued shares of Company's Common Stock, par value $.001 per share ("Company Common Stock"), upon the terms and subject to the conditions set forth herein;

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

            1. Grant of Option. Company hereby grants to Parent an irrevocable option (the "Company Option") to purchase up to 1,974,516 shares (the "Company Shares") of Company Common Stock in the manner set forth below at a price (the "Exercise Price") of $93.25 per Company Share, payable in cash; provided, however, that the number of shares issuable to Parent pursuant hereto and pursuant to Section 9.05(e) of the Merger Agreement shall not exceed 19.99% of the outstanding shares of Company Common Stock.

            2. Exercise of Option. (a) The Company Option may be exercised by Parent, in whole or in part at any time or from time to time after (i) the termination of the Merger Agreement under the conditions described in Section 9.05(b)(i) or 9.05(d) of the Merger Agreement and (ii) immediately prior to the occurrence of any event causing the Termination Fee to become payable pursuant to Section 9.05(b)(ii) or Section 9.05 (c) of the Merger Agreement. In the event Parent wishes to exercise the Company Option, Parent shall deliver to Company a written notice (an "Exercise Notice") specifying the total number of Company Shares it wishes to purchase; provided that, if prior notification to or approval of any regulatory or antitrust agency is required in connection with such purchase, Parent shall promptly file the required notice or application for approval, shall promptly notify Company of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Each closing of a purchase of Company Shares (an "Option Closing") shall occur at a place, on a date and at a time designated by Parent in an Exercise Notice delivered at least three business days prior to the date of the Option Closing. The Company Option shall terminate upon the earlier of: (w) the Effective Time; (x) the termination of the Merger Agreement pursuant to Section 9.01 thereof (other than a termination in connection with which Parent is or may be entitled to any payments as specified in Section 9.05(b), 9.05(c) or 9.05 (d) thereof); (y) 90 days following any termination of the Merger Agreement in connection with which Parent is entitled to a payment as specified in Section 9.05(b)(i) or 9.05(d) thereof (or if, at the expiration of such 90 day period, the Company Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, twenty (20) business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal); or (z) 90 days following the occurrence of any event in connection with which Parent has become entitled to payment of the Termination Fee pursuant to Section 9.05(b)(ii) of the Merger Agreement (or (I) if, at the expiration of such 90 day period, the Company Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, twenty (20) business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal and (II) at the expiration of the 12-month period following termination of the Merger Agreement described in Section 9.05(b)(ii) or 9.05(c) if the event described therein has not occurred).

            (b) Notwithstanding any other provision of this Agreement or the Merger Agreement, in no event shall Parent's Total Profit (as hereinafter defined) exceed in the aggregate $50,000,000 and, if it otherwise would exceed such amount Parent, in its sole discretion, shall either (i) reduce the number of Company Shares subject to the Company Option, (ii) pay cash to Company, (iii) receive a smaller Termination Fee (as defined in Section 9.05(b)of the Merger Agreement), (iv) deliver to Company for cancellation Company Shares previously purchased by Parent or (v) any combination thereof, so that Parent's actually realized Total Profit shall not exceed in the aggregate $50,000,000 after taking into account the foregoing actions.

            (c) As used herein, the term "Total Profit" shall mean the sum of
(i) (x)the amount (before taxes but net of reasonable and customary commissions paid or payable in connection with such transaction) received by Parent pursuant to the sale of Company Shares less (y) Parent's purchase price for such Company Shares, (ii) any amounts (before taxes but net of reasonable and customary commissions paid or payable in connection with such transaction) received by Parent on the transfer of the Company Option (or any portion thereof) to any unaffiliated Person(s) (if permitted hereunder) or to Company and (iii) the amount received by Parent pursuant to Section 9.05(b), 9.05(c) and 9.05(d) of the Merger Agreement.

            3. Conditions to Closing. The obligation of Company to issue the Company Shares to Parent hereunder is subject to the conditions that (i) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity or Regulatory Entity if any, required in connection with the issuance of the Company Shares hereunder shall have been obtained or made, as the case may be; and (ii) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

            4. Closing. At each Option Closing, (a) Company will deliver to Parent a certificate or certificates in definitive form representing the number of Company Shares designated by Parent in its Exercise Notice, such certificate or certificates to be registered in the name of Parent or its designee and to bear the legend set forth in Section 10, and (b) Parent will deliver to Company the aggregate Exercise Price for the Company Shares so designated by wire transfer of immediately available funds or certified check or bank check. At any Option Closing at which Parent is exercising the Company Option in part, Parent shall present and surrender this Agreement to Company, and Company shall deliver to Parent an executed new agreement with the same terms as this Agreement evidencing the right to purchase the remaining balance of the shares of Company Common Stock purchasable hereunder.

            5. Representations and Warranties of Company. Company represents and warrants to Parent that (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company and other than obtaining shareholder approval, no other corporate proceedings on the part of Company are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by Company and constitutes a valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights and remedies of creditors generally and general principles of equity, (d) Company has taken all action necessary to authorize and reserve for issuance and to permit it to issue, upon exercise of the Company Option, and at all times from the date hereof through the expiration of the Company Option will have reserved, that number of unissued Company Shares that are subject to the Company Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, (e) upon delivery of the Company Shares to Parent upon the exercise of the Company Option, Parent will acquire the Company Shares free and clear of all liens, claims, charges, encumbrances and security interests of any nature whatsoever except those imposed by Parent,
(f) except as described in Section 4.05 of the Merger Agreement and of the Company Disclosure Schedule, the execution and delivery of this Agreement by Company does not, and the performance of this Agreement by Company will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets pursuant to (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation"), (A) any provision of the Amended and Restated Certificate of Incorporation or By-laws, each as amended, of Company or (B) any provisions of any material mortgage, indenture, lease, contract or other agreement, instrument, permit, concession, franchise, or license or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or its properties or assets, except in the case of clauses (B) and (C) immediately above, for violations which would not, individually or in the aggregate, have a Company Material Adverse Effect and (g) except as described in Section 4.05 of the Merger Agreement and of the Company Disclosure Schedule, the execution and delivery of this Agreement by Company does not, and the performance of this Agreement by Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or Regulatory Entity.

            6. Representations and Warranties of Parent. Parent represents and warrants to Company that (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity, (d) assuming that the consents, approvals, authorizations, permits, filings and notifications referred to in subsection (e) are obtained or made, as applicable, the execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, result in any Violation pursuant to, (A) any provision of the Certificate of Incorporation or By-laws, each as amended, of Parent, (B) any provisions of any material mortgage, indenture, lease, contract or other agreement, instrument, permit, concession, franchise, or license or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its properties or assets, except in the case of each of clauses (B) and (C) immediately, above, for Violations which would not, individually or in the aggregate, have a Parent Material Adverse Effect, (e) except as described in Section 5.05 of the Merger Agreement and Section 3(a) of this Agreement, and except as may be required under the Exchange Act, the execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or Regulatory Entity, (f) any Company Shares acquired upon exercise of the Company Option will not be, and the Company Option is not being, acquired by Parent with a view to the public distribution thereof and Parent will not sell or otherwise dispose of such shares in violation of applicable law or this Agreement, (g) the Company Option and any Company Shares acquired upon exercise of the Company Option are being acquired for the account of Parent, (h) it is an "accredited investor" as defined in Regulation D under the Securities Act, and (i) it understands that the Company Shares may not be sold unless such sale is registered under the Securities Act or an exemption from such registration is available.

            7. Put.

            (a) Exercise. At any time during which the Company Option is exercisable hereunder (the "Repurchase Period"), upon demand by Parent, Parent shall have the right to sell to Company (or any successor entity thereof) and Company (or such successor entity) shall be obligated to repurchase from Parent (the "Put"), all or any portion of the Company Option, to the extent not previously exercised, at the price set forth in subparagraph (i) below, and/or all or any portion of the Company Shares purchased by Parent pursuant thereto, at a price set forth in subparagraph (ii) below:

                  (i) the difference between the "Market/Tender Offer Price" for shares of Company Common Stock as of the date (the "Notice Date") notice of exercise of the

      Put is given to the other party (defined as the greater of (A) the price per share offered as of the Notice Date pursuant to any tender or exchange offer or other Takeover Proposal which was made prior to the Notice Date and not terminated or withdrawn as of the Notice Date (the "Tender Price") or (B) the average of the closing prices of shares of Company Common Stock on the Nasdaq National Market for the ten (10) trading days immediately preceding the Notice Date (the "Market Price")), and the Exercise Price, multiplied by the number of Company Shares purchasable pursuant to the Company Option (or portion thereof with respect to which Parent is exercising its rights under this Section 7), but only if the Market/Tender Offer Price is greater than the Exercise Price;

                  (ii) the Exercise Price paid by Parent for the Company Shares acquired pursuant to the Company Option plus the difference between the Market/Tender Offer Price and the Exercise Price, but only if the Market/Tender Offer Price is greater than the Exercise Price, multiplied by the number of Company Shares so purchased;

            (b) Payment and Redelivery of Company Option or Shares. In the event Parent exercises its rights under this Section 7, Company shall, within ten business days of the Notice Date, pay the required amount (the "Repurchase Price") to Parent in immediately available funds and Parent shall surrender to Company the Company Option or the certificates evidencing the Company Shares purchased by Parent pursuant thereto, and Parent shall represent and warrant that it owns such shares and that such shares are then free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, other than any of the same created by Company or its affiliates.

            (c) Payment Restrictions. To the extent that Company is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Company Option and /or Shares in full, Company shall immediately so notify Parent and thereafter deliver or cause to be delivered, from time to time, to Parent the portion of the Repurchase Price that it is no longer prohibited from delivering, within five business days after the date on which Company is no longer so prohibited; provided that, if Company at any time after delivery of a notice of repurchase pursuant to Section 7(a) is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to Parent the Repurchase Price in full (and Company hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), Parent may revoke its notice of the Put whether in whole or to the extent of the prohibition, whereupon, in the latter case, Company shall promptly (1) deliver to Parent that portion of the Repurchase Price that Company is not prohibited from delivering and (2) deliver to Parent as appropriate, (A) a new Agreement evidencing the right of Parent to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Repurchase Price less the portion thereof theretofore delivered to Parent and the denominator of which is the Repurchase Price, and/or (B) to Parent, a certificate for the Company Shares it is then so prohibited from repurchasing.

            8. Registration Rights.

            (a) Following any exercise of the Company Option, Parent may by written notice (the "Registration Notice") to Company request Company to register under the Securities Act all or any part of the shares of Company Common Stock acquired pursuant to this Agreement, including any voting securities issued by way of dividend, distribution or otherwise in respect thereof (the "Restricted Shares"), beneficially owned by Parent (the "Registrable Securities") in order to permit the sale or other distribution of such Registrable Securities, including pursuant to a firm commitment underwritten public offering; provided, however, that any such Registration Notice must relate to a number of shares equal to at least 4% of the outstanding shares of Company Common Stock and that any rights to require registration hereunder shall terminate with respect to any Shares that may be sold in any 90-day period pursuant to Rule 144 under the Securities Act. The Registration Notice shall include a certificate executed by Parent and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing and reasonably acceptable to Company (the "Manager"), stating that Manager in good faith believes that, based on the then prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 70% of the Fair Market Value of such shares. For purposes of this Section 8, the term "Fair Market Value" shall mean the per share average of the closing sale prices of Company's Common Stock on the Nasdaq National Market for the twenty (20) trading days immediately preceding the date of the Registration Notice.

            (b) Company shall use commercially reasonable efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities; provided, however, that (i) Parent shall not be entitled to more than two effective registration statements hereunder and
(ii) Company will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause (A) below or 90 days in the case of clauses (B) and (C) below) when (A) Company is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, based on consultation with counsel to Company, such information would have to be disclosed if a registration statement were filed at that time; (B) Company is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) Company determines, in its reasonable good faith judgment, that such registration would interfere with any financing, acquisition or other material transaction involving Company or any of its affiliates. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 180 days after the filing with the SEC of the initial registration statement, then such registration shall not be taken into account as an effective registration for purposes of clause (i) above. Company shall use commercially reasonable efforts to cause any Registrable Securities registered pursuant to this Section 8 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as Parent may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that Company shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

            (c) The registration rights set forth in this Section 8 are subject to the condition that Parent shall provide Company with such information with respect to Parent's Registrable Securities, the plans for the distribution thereof, and such other information with respect to Parent as, in the reasonable judgment of counsel for Company, is necessary to enable Company to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

            (d) If Company securities of the same type as the Registrable Securities are then authorized for quotation or trading or listing on the New York Stock Exchange, the Nasdaq National Market, or any other securities exchange or automated quotations system, Company, upon the request of Parent, shall promptly file an application, if required, to authorize for quotation, trading or listing the shares of Registrable Securities on such exchange or system and will use its reasonable best efforts to obtain approval, if required, of such quotation, trading or listing as soon as practicable.

            (e) A registration effected under this Section 8 shall be effected at Company's expense, except for underwriting discounts and commissions and fees and expenses of counsel to Parent, and Company shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require. In connection with any such registration, the parties agree (i) to indemnify each other and the underwriters in the customary manner and (ii) to enter into an underwriting agreement in form and substance customary for transactions of the type contemplated hereby with the Manager and the other underwriters participating in such offering.

            9. Adjustment Upon Changes in Capitalization.

            (a) In the event of any change in Company Common Stock by reason of stock dividends, splits, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Company Option, and the Exercise Price per share, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Parent shall receive, upon exercise of the Company Option, the number and class of shares or other securities or property that Parent would have received in respect of the Company Common Stock if the Company Option had been exercised immediately prior to such event or the record date therefor, as applicable. If additional shares of Company Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 9(a)), the number of shares of Company Common Stock subject to the Company Option will be adjusted so that it equals 19.99% of the number of shares of Company Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Company Option.

            (b) In the event that Company shall enter in an agreement: (i) to consolidate with or merge into any person, other than Parent or any of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than Parent or one of its subsidiaries, to merge into Company and Company shall be the continuing or surviving corporation, but, in connection with such merger, the then-outstanding shares of Company Common Stock shall be changed into or exchanged for stock or other securities of Company or any other person or cash or any other property or the outstanding shares of Company Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than

Parent or any of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that upon the consummation of any such transaction and upon the terms and conditions set forth herein, Parent shall receive for each Company Share with respect to which the Company Option has not been exercised an amount of consideration in the form of and equal to the per share amount of consideration that would be received by the holder of one share of Company Common Stock less the Exercise Price (and, in the event of an election or similar arrangement with respect to the type of consideration to be received by the holders of Company Common Stock, subject to the foregoing, proper provision shall be made so that the holder of the Company Option would have the same election or similar rights as would the holder of the number of shares of Company Common Stock for which the Company Option is then exercisable).

            10. Restrictive Legends. Each certificate representing shares of Company Common Stock issued to Parent hereunder shall, to the extent applicable, include a legend in substantially the following form:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED AS OF JUNE 13, 1999, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.

            11. Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any Restricted Shares sold by Parent in compliance with the provisions of Section 8 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, and any transferee of such shares shall not be entitled to the rights of Parent. Certificates representing shares sold in a registered public offering pursuant to Section 8 shall not be required to bear the legend set forth in Section 10.

            12. Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of this Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

            13. Entire Agreement. This Agreement and the Merger Agreement (including the Company Disclosure Schedule and the Parent Disclosure Schedule relating thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

            14. Further Assurance. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

            15. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any court or other competent authority holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

            16. Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder.

      B. if to Parent or Merger Sub, to:

                        DoubleClick Inc.
                        41 Madison Avenue
                        New York, NY 10010
                        Attention: General Counsel
                        Facsimile No.: (212) 889-0029

                        with a copy to:

                        Brobeck, Phleger & Harrison LLP
                        1633 Broadway, 47th Floor
                        New York, NY 10019
                        Attention: Alexander D. Lynch, Esq.
                        Facsimile No.: (212) 586-7878
                        and

                        Brobeck, Phleger & Harrison LLP
                        Spear Street Tower
                        One Market
                        San Francisco, CA 94105
                        Attention: Steve L. Camahort, Esq.
                        Facsimile No.: (415) 442-1010

      C. if to Company, to:

                        Abacus Direct Corporation
                        8774 Yates Drive
                        Westminster, CO 80030
                        Attention: W. Anthony White
                        Facsimile No.: (212) 698-8855

                        with a copy to:

                        Kane Kessler, P.C.
                        1350 Avenue of the Americas
                        New York, NY 10019
                        Attention: Robert L. Lawrence, Esq.
                        Facsimile No.: (212) 245-3009

            17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State without regard to any applicable conflicts of law rules.

            18. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

            20. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

            21. Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                       DOUBLECLICK INC.

                                       By:______________________________________
                                          Name:
                                          Title:


                                       ABACUS DIRECT CORPORATION

                                       By:______________________________________
                                          Name:
                                          Title:

                       SIGNATURE PAGE TO OPTION AGREEMENT

                                     ANNEX C

                       FORM OF COMPANY AFFILIATE AGREEMENT

                                  June 13, 1999

DoubleClick Inc.
41 Madison Avenue, 32nd Floor
New York, NY 10010

Ladies and Gentlemen:

            Pursuant to the terms of an Agreement and Plan of Merger and Reorganization, dated as of June 13, 1999 (the "Merger Agreement"), by and among DoubleClick Inc., a Delaware corporation ("Parent"), Atlanta Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Abacus Direct Corporation, a Delaware corporation ("Company"), Parent has agreed to acquire Company through the merger of Merger Sub with and into Company (the "Transaction").

            The undersigned has been advised that as of the date hereof the undersigned may be deemed to be (but does not hereby admit to be) an "affiliate" of Company, as the term "affiliate" is (i) defined for purposes of paragraphs
(c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130, 135 and 146 and Staff Accounting Bulletin Two, as amended, of the SEC.

            The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, other stockholders of Parent, Merger Sub, Company and their respective counsel and accounting firms. Except to the extent written notification to the contrary is received by Parent from the undersigned prior to the consummation of the Transaction, the representations and warranties contained herein shall be accurate at all times from the date hereof through the Effective Time (as defined in the Merger Agreement).

            The undersigned hereby represents and warrants to and agrees with Parent that in the event the undersigned receives any shares of Parent Common Stock as a result of the Transaction:

            1. The undersigned has power and authority to execute and deliver this letter agreement and to make the representations and warranties set forth herein and to perform [its] [his] [her] obligations hereunder;

            2. The undersigned has carefully read this letter agreement and the Merger Agreement and, to the extent the undersigned felt necessary, discussed the requirements of such documents and other applicable limitations upon [its] [his] [her] ability to sell, transfer, pledge or otherwise dispose of Parent Common Stock with [its] [his] [her] counsel or counsel for the Company;

            3. The undersigned is the owner of the number of shares of Parent Common Stock (the "Shares") set forth below, and did not acquire any of the Shares in contemplation of the Transaction.

            4. The undersigned will not make any sale, transfer, pledge or other disposition of Parent Common Stock (i) in violation of the Securities Act or the Rules and Regulations or (ii) to a transferee that has not agreed in writing to be bound hereby;

            5. The undersigned has been advised that the issuance of Parent Common Stock to the undersigned in connection with the Transaction has been or will be registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Transaction was or will be submitted for a vote of the stockholders of the Company the undersigned may be deemed to be or have been an affiliate of the Company and the distribution by the undersigned of any Parent Common Stock has not been registered under the Securities Act, the undersigned may not sell, transfer, or otherwise dispose of Parent Common Stock issued to [it] [him] [her] in the Transaction unless (i) such sale, transfer, or other disposition has been registered under the Securities Act, (ii) such sale, transfer, or other disposition is made in conformity with the volume and other limitations of Rule 145 or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer, or other disposition is otherwise exempt from registration under the Securities Act;

            6. The undersigned understands that, except as provided in the Merger Agreement, Parent is under no obligation to register the sale, transfer, or other disposition of Parent Common Stock by the undersigned or on [its] [his] [her] behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available;

            7. The undersigned also understands that Parent may impose stop transfer instructions or elect to not permit the transfer of shares of Parent Common Stock or the issuance of a new certificate representing such shares unless and until such a transfer can be made without adversely affecting the ability of Parent or the surviving corporation to account for the business combination to be effected by the Transaction as a pooling of interests, and that there will be placed on the certificates for Parent Common Stock issued to [it] [him] [her], or any substitutions therefor, a legend stating in substance:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE ISSUED IN A
            TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED JUNE 13, 1999 BETWEEN THE REGISTERED HOLDER HEREOF AND PARENT, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF PARENT;

            8. The undersigned also understands that, unless the sale, transfer, or other disposition by [it] [him] [her] of Parent Common Stock issued to [it] [him] [her] has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to any transferee of the undersigned:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE ACQUIRED
            FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES, AND WERE NOT ACQUIRED BY THE HOLDER WITH A VIEW TO TRANSFER, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF, UNLESS SUCH SALE, TRANSFER, OR OTHER DISPOSAL IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS";

            9. Any other provisions of this letter agreement to the contrary notwithstanding, except as set forth below, during the 30-day period immediately preceding the Effective Time, the undersigned has not engaged and will not engage, and after the Effective Time until such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes such combined results of operations (the period commencing 30 days prior to the Effective Time and ending on the date of the publication of the post-Transaction financial results is referred to herein as the "Pooling Period"), the undersigned will not engage, in any sale, transfer, or other disposition of, or reduce the undersigned's risk in respect of, any of the following:

                        a. any shares of Parent Common Stock which the undersigned may acquire in connection with the Transaction, or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefore (all such shares and other securities being referred to herein, collectively, as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities;

                        b. the shares of Company Common Stock and options or warrants to purchase Company Common Stock beneficially owned by the undersigned; or

                        c. any shares of Company Common Stock or any other equity securities of the Company which the undersigned purchases or otherwise acquires after the execution of this letter agreement;

            10. As promptly as practicable after the Effective Time, Parent will publish results covering at least 30 days of combined operations of the Company and Parent in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, 8-K, or any other public filing or announcement which includes such combined results of operations; provided, however, that Parent will under no circumstance be obligated to publish such results earlier than that time at which Parent publishes results for its first full fiscal quarter during which such 30 days of combined operations occurs.

            11. This Parent Affiliate Agreement shall be governed by and construed and enforced in accordance with the internal laws of the Sate of Delaware without giving effect to the principles of conflicts of laws thereof and may be executed in counterparts.

                            (Signature Page Follows)

                                    Very truly yours,

                                    ____________________________________________

                                    ____________________________________________
                                                   (print name)

                                    Number of Shares beneficially owned as of the date hereof:

                                    ____________________________________________


Accepted as of June 13, 1999

DOUBLECLICK INC.

By:_______________________________

Name:_____________________________

Title:____________________________


                 SIGNATURE PAGE TO COMPANY AFFILIATE AGREEMENT

                                     ANNEX D

                       FORM OF PARENT AFFILIATE AGREEMENT

                                  June 13, 1999

DoubleClick Inc.
41 Madison Avenue, 32nd Floor
New York, NY 10010

Ladies and Gentlemen:

            Pursuant to the terms of an Agreement and Plan of Merger and Reorganization, dated as of June 13, 1999 (the "Merger Agreement"), by and among DoubleClick Inc., a Delaware corporation ("Parent"), Atlanta Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Abacus Direct Corporation, a Delaware corporation ("Company"), Parent has agreed to acquire Company through the merger of Merger Sub with and into Company (the "Transaction").

            The undersigned has been advised that as of the date hereof the undersigned may be deemed to be (but does not hereby admit to be) an "affiliate" of Parent, as the term "affiliate" is used in and for purposes of Accounting Series Releases 130, 135 and 146 and Staff Accounting Bulletin Two, as amended, of the SEC.

            The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, other stockholders of Parent, Merger Sub, Company and their respective counsel and accounting firms. Except to the extent written notification to the contrary is received by Parent from the undersigned prior to the consummation of the Transaction, the representations and warranties contained herein shall be accurate at all times from the date hereof through the Effective Time (as defined in the Merger Agreement).

            The undersigned represents and warrants to, and agrees with, Parent that:

            1. The undersigned has full power and legal capacity to execute and deliver this Parent Affiliate Agreement and to make the representations and warranties herein and to perform his, her or its obligations hereunder.

            2. The undersigned has carefully read this Parent Affiliate Agreement and the Merger Agreement and discussed their requirements and other applicable limitations upon the ability of the undersigned to sell, transfer or otherwise dispose of shares of Parent's common stock, par value $.001 per share ("Parent Common Stock"), to the extent the undersigned felt necessary, with counsel for the undersigned or counsel for Parent.

            3. The undersigned is the owner of the number of shares of Parent Common Stock (the "Shares") set forth below, and did not acquire any of the Shares in contemplation of the Transaction.

            4. During the period commencing 30 days prior to the closing of the Transaction and ending at such time as results covering at least 30 days of combined operations of Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K or any other public filing or announcement that includes such combined results of operations (the date of which is referred to herein as the "Financial Results Publication Date"), the undersigned has not and will not sell, transfer or otherwise dispose of, or offer or agree to sell, transfer or otherwise dispose of, or in any other way reduce the risk of the undersigned's ownership of or investment in, any shares of Parent Common Stock which the undersigned currently owns or purchases or otherwise acquires after the execution of this Parent Affiliate Agreement but before the Financial Results Publication Date, or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities being referred to herein, collectively, as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities.

            5. This Parent Affiliate Agreement shall be governed by and construed and enforced in accordance with the internal laws of the Sate of Delaware without giving effect to the principles of conflicts of laws thereof and may be executed in counterparts.

                            (Signature Page Follows)

                                    Very truly yours,

                                    ____________________________________________

                                    ____________________________________________
                                                   (print name)

                                    Number of Shares beneficially owned as of the date hereof:

                                    ____________________________________________


Accepted as of June 13, 1999

DOUBLECLICK INC.


By:_______________________________
Name:_____________________________
Title:____________________________


                 SIGNATURE PAGE TO COMPANY AFFILIATE AGREEMENT

                                                                         ANNEX E

                              EMPLOYMENT AGREEMENT

            EMPLOYMENT AGREEMENT dated as of __________, _____ (the "Agreement") by and between DOUBLECLICK INC., a Delaware corporation with principal offices located at 41 Madison Avenue, New York, New York ("DoubleClick"), and ABACUS DIRECT CORPORATION, a Delaware corporation (the "Corporation"), and __________ having an address at ________________________________ ("Executive").

                              W I T N E S S E T H:

            WHEREAS, Executive has been employed by the Corporation as its _____________ pursuant to an employment agreement dated ____________, as amended (the "199_Agreement"); and

            WHEREAS, the Corporation has entered into an Agreement and Plan of Merger and Reorganization dated as of June 13, 1999 with DoubleClick and Atlanta Merger Corp. the "Merger Agreement") whereby the Corporation shall become a wholly-owned subsidiary of DoubleClick (the "Merger"); and

            WHEREAS, the Executive's continuing services are necessary to maintain the value of the Corporation after the Merger; and

            WHEREAS, this Agreement shall supersede and replace the 199_ Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the Corporation and Executive hereby agree as follows:

            1. Employment.

            (a) Subject to the terms and conditions set forth in this Agreement, the Corporation offers and the Executive hereby accepts employment, effective as of the Effective Time of the Merger (the "Commencement Date").

            (b) The Corporation hereby employs Executive as ____________ reporting directly to __________, or his successor. Executive shall be responsible for _______________, and shall have various management responsibilities and duties consistent with his executive position and of such nature as are usually associated with his office as may be designated from time to time by the Board of Directors of the Corporation.

            (c) Executive shall faithfully and diligently discharge his duties hereunder and use his best efforts to implement the policies established by the Board of Directors of the Corporation. Executive agrees to devote substantially all of his time and attention to the rendering of services hereunder.

            2. Compensation.

            (a) During the Term of Executive's employment hereunder, the Corporation shall cause Executive to receive a base annual salary in the amount of ____________ Dollars ($_______). Such base salary, as from time to time increased, is hereafter referred to as the "Base Salary". The Base Salary shall be payable in accordance with the present payroll practices of the Corporation. In addition, Executive may receive such additional compensation (in the form of bonuses, etc.) that the Corporation's Board of Directors (the "Board") shall, in the exercise of its good faith and reasonable discretion, determine.

            (b) In addition to the salary described in Section 2(a) above, for each fiscal or partial fiscal year of the Corporation during the Term hereof, Executive shall be eligible to receive incentive compensation and sales commissions as may be established by the Board of Directors of the Corporation predicated upon successful accomplishment of annual business related performance goals for the Corporation.

            (c) The parties intend that, on or about the Effective Time, DoubleClick shall grant Executive stock options pursuant to its 1997 Stock Incentive Plan, as amended, under terms and at a level reasonable in light of Executive's duties and responsibilities and comparable with existing arrangements with his peer executives at the Corporation and DoubleClick

            3. Benefits, Etc. Executive shall be entitled to receive such fringe benefits normally provided by the Corporation to executives in his position (including disability coverage, vacation, sick leave, medical and dental insurance, life insurance, participation in the Corporation's 401(k) Plan, incentive compensation plans and other benefits generally available to senior executives of the Corporation at any time during the term of this Agreement).

            4. Term. Subject to earlier termination as hereinafter provided, the original term of this Agreement shall commence on the Commencement Date and shall continue in effect for a one (1) year period ending on the first anniversary of the Commencement Date. The parties intend to negotiate in good faith towards an agreement regarding terms and conditions of Executive's employment with the Corporation continuing after the Term, it being anticipated that Executive shall be offered employment terms consistent with DoubleClick's policies and practices applicable to its executives.

            5. Termination by The Corporation. The Corporation shall have the right to terminate this Agreement for "Disability", "Cause" or without "Cause".

            (a) Disability. If, as a result of Executive's incapacity due to physical or mental illness, Executive shall have been absent from his duties with the Corporation on a full-time basis for three (3) consecutive months or an aggregate of one hundred twenty (120) days in any twelve (12) month period, and within thirty (30) days after written notice of termination is given, Executive shall not have returned to the full time performance of Executive's duties, the Corporation may terminate Executive's employment by reason of his "Disability."

            (b) Cause. Termination by the Corporation of Executive' s employment for "Cause" shall mean termination as a result of: (i) breach by Executive of any material provision of this Agreement; (ii) gross negligence or willful misconduct of Executive in connection with the performance of his duties under this Agreement, or Executive's willful refusal to perform any of his material duties or responsibilities required pursuant to this Agreement; (iii) Executive's misappropriation for personal use of assets or business opportunities of the Corporation; (iv) Executive's embezzlement of the Company's funds or property, or fraud on the part of Executive; or (v) Executive's conviction of any Felony.

      6. Termination by Executive. (a) Executive shall be entitled to terminate his employment (i) in the event that the Corporation materially breaches any of its obligations hereunder and such breach continues for thirty (30) days after the Corporation receives written notice from Executive of such breach or (b) if there is a "change in control" of the Corporation.

            For purposes of this Agreement, a "change in control" of the Corporation shall be deemed to have occurred if (a) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing forty percent (40%) or more of the combined voting power of the Corporation's then outstanding securities; or (b) the Board of Directors of the Corporation shall approve a sale of all or substantially all the assets of the Corporation unless the Executive is a member of the Board of Directors who affirmatively votes in favor of such sale transaction giving rise to the "change in control".

            In the event that Executive becomes entitled to terminate his employment hereunder by reason of the occurrence of a "change in control" of the Corporation or for any reason other than a "change in control", Executive shall be entitled to terminate his employment immediately after the occurrence of the event giving rise to such right, which right shall continue for a period of four
(4) months from the date of such occurrence. The Merger shall be considered a "change in control" for purposes of this paragraph and paragraph 9 only if DoubleClick breaches its obligations under Section 2(c) above.

      7. Notice of Termination. Any purported termination by the Corporation or by Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 13 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

      8. Date of Termination, Etc. "Date of Termination" shall mean (a) if Executive's employment is terminated by the Corporation for Cause, the date specified in the Notice of Termination, which date shall be no earlier than the date of such Notice; (b) if Executive's employment is terminated by the Corporation for Disability, thirty (30) days after Notice of Termination is given (provided that Executive shall not have returned to the performance of his duties an a full-time basis during such thirty (30) day period); (c) if Executive's employment is terminated by the Corporation without Cause, the date specified in the Notice of Termination, which date shall be no earlier than the date that such notice is deemed given; (d) if Executive's employment is terminated by Executive for any of the reasons specified in
Section 6, such date as Executive shall specify in Executive's Notice of Termination, which date shall be no less than thirty (30) days after such Notice of Termination is given.

      9. Compensation Upon Termination, During Disability, Death or in the Event of a Change in Control.

      (a) In addition to any benefits to which Executive is entitled under any insurance program or pension or benefit plan then in effect, or any stock plan or restricted stock agreement, in lieu of all other payments of salary or other compensation to which Executive would otherwise be entitled hereunder, Executive shall be entitled to the following (and, if terminated for any reason whatsoever, shall in no event be entitled to receive salary for the balance of the remaining Term):

                  (i) If Executive's employment shall be terminated for Cause, the Corporation shall pay his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Corporation shall have no further obligations to Executive under this Agreement unless it shall be finally determined by a court of competent jurisdiction that such purported termination for Cause was not justified or was inappropriate in the circumstances.

                  (ii) If Executive's employment with the Corporation shall be terminated other than in anticipation of or in connection with a "change in control" (A) by the Corporation without Cause,
                  (B) by Executive for any of the reasons specified in clause
                  (a) of the first paragraph of Section 6 hereof, or (C) at the expiration of this Agreement by virtue of it not being renewed, in lieu of any further salary payments to Executive for periods subsequent to the Date of Termination (including any payments relating to any bonus or incentive compensation), Executive shall be entitled to receive a severance payment in an amount equal to twelve (12) months of the Base Salary then in effect and incentive compensation, if earned, on a pro-rata basis, which severance shall be paid either in accordance with the Corporation's customary payroll practices or in a lump sum, upon expiration of such term, as Executive may elect, subject, in either case, to normal payroll deductions.

                  (iii) If Executive's employment with the Corporation shall be terminated by Executive or by the Corporation upon or within four (4) months following a "change in control" pursuant to clause (b) of the first paragraph of Section 6 hereof, then Executive shall be entitled to the benefits provided below:

                              (A) the Corporation shall pay Executive his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;

                              (B) In lieu of any further salary payments to Executive for periods subsequent to the Date of Termination (including any payments relating to any bonus or incentive compensation), the Corporation shall pay, as severance pay to Executive, not later than the fifth (5th) day following the Date of Termination, a lump-sum severance payment in an amount equal to ______ months of the Base Salary then in effect.

            (b) For a twelve (12) month period after such termination, other than for Cause, the Corporation shall arrange to provide Executive and, to the extent practicable, his family with life, disability and health insurance benefits substantially similar to those which Executive is receiving immediately prior to the Notice of Termination.

      10. Intellectual Property Rights. All rights in inventions, designs and intellectual property (including, without limitation, in patents, copyrights, trade marks, registered designs, design rights and know-how) to which Executive may become entitled by reason of activities in the course of Executive's employment shall vest automatically in the Corporation and Executive shall, at the request and expense of the Corporation, provide the corporation with all information, drawings and documents requested by the corporation and execute such documents and do such things as may be required by the Corporation to evidence such vesting. The provisions of this Section 10 shall survive the termination of this Agreement.

      11. Non-Competition and Non-Disclosure. The parties hereto each acknowledge and agree that, concurrently with this Agreement, they enter into a Non-competition and Non-disclosure Agreement ("Non-Disclosure Agreement") and that such Non-Disclosure and Non-Competition Agreement shall remain in full force and effect throughout the Term hereof and shall survive the termination of this Agreement. A copy of the Non-Disclosure Agreement is attached hereto as Exhibit A. Executive acknowledges that the provisions of the Non-Disclosure Agreement are fair and reasonable and necessary to protect the good will and interest of the Corporation and its subsidiaries and shall constitute separate and severable undertakings given for the benefit of each of the Corporation and each subsidiary and may be enforced by the Corporation on behalf of any of them.

      12. Successors; Binding Agreement.

            (a) The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to expressly assume and agree to perform this Agreement in the manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement, and for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "the Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets, as aforesaid, which assumes and agrees to perform this Agreement by operation of law, or otherwise.

            (b) This Agreement shall inure to the benefit of and be enforceable by the Corporation, its successors and assigns, and by Executive, his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die all Base Salary and incentive compensation earned by Executive prior to his death, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there is no such designee, to Executive's estate.

      13. Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopied (receipt acknowledged) or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Corporation shall be directed to the attention of the Board with a copy to the Secretary of the Corporation and to DoubleClick, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

      14. Miscellaneous. All terms in this Agreement not specifically defined herein shall be defined as in the Merger Agreement. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to, in writing, and signed by Executive and such officer of the Corporation as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. Each party acknowledges that the services to be rendered under this Agreement are unique and of extraordinary character, and in the event of a breach by either party of any of the terms of this Agreement, the other party shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for any breach of the terms and provisions hereunder, to enforce specific performance by the breaching party of its obligations hereunder and to enjoin the breaching party from acting in violation of this Agreement. Such remedies are in addition to those otherwise available at law or in equity to the Corporation. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of New York (other than the choice of law principles thereof).

      15. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      16. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      17. Prior Agreement. Upon the effectiveness of this Agreement, all prior agreements, including, but not limited to, the 199_ Agreement, between Executive and the Corporation will be terminated and of no further force and effect.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Employment Agreement on the date first above written.


                                    DOUBLECLICK INC.

                                    By:_________________________________________
                                        Name:
                                        Title:


                                    ABACUS DIRECT CORPORATION

                                    By:_________________________________________
                                        Name:
                                        Title:


                                    EXECUTIVE

                                    By:_________________________________________
                                       Name: _________________

                                    EXHIBIT A

                            ABACUS DIRECT CORPORATION

                  Non-Competition and Non-disclosure Agreement

      This agreement is made this _____ day of __________, 1999, by and between Abacus Direct Corporation and its parents, subsidiaries and affiliates, including, but not limited to, DoubleClick Inc. ("DoubleClick") (hereafter referred to collectively as the "Corporation, and individually as "entities" of the Corporation); and __________ (hereafter "Executive").

                                   WITNESSETH:

      WHEREAS, the parties hereto acknowledge that as between them, the Proprietary Information (as defined below) is important, material and will affect the successful conduct of the business and operations of the Corporation.

      NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter contained, the parties hereto agree as follows:

                                  Definitions

      1. The term "Proprietary Information" shall mean (i) trade secrets, including, but not limited to, all Corporation-owned designs, formulae, drawings, diagrams and client data employed by the Corporation in developing databases by consolidating unaffiliated direct mail response lists, contributed by the list owners, into one or more master files to be used in developing software or software algorithms for the purpose of predicting the relative performance of various segments of said types of master files in the direct mail applications of its clients and the fulfilling of said segments for its clients;
(ii) the names of any customers, the Corporation's marketing strategies, the names of its vendors and suppliers, the costs of materials and labor, the prices obtained for services sold (including the methods used in price determination, manufacturing and sales costs), lists or other written records used in the Corporation's business, compensation paid to employees and consultants and other terms of employment, production operation techniques or any other confidential information of, about or pertaining to the business of the Corporation, or any of the Corporation's entities, individually or in any combination, including, but not limited to, information regarding DoubleClick network affiliates or advertisers, DART technology or services, and closed loop marketing solutions, and (iii) all Proprietary Information listed in (i) and (ii) above as well as any tangible material that embodies such Proprietary Information such as notebooks, drawings, documents, memoranda, reports, files, samples, books, computer programs, correspondence, lists or other written and graphic records that affect or relate to the business of the Corporation, and (iv) all Proprietary Information listed in (i), (ii) and (iii) of the Corporation's clients or customers obtained by Executive during his association with the Corporation. Said Proprietary Information shall cease to be considered proprietary should it become public knowledge or contain only information available in the public domain other than through a breach of this Agreement.

                            Covenant Not to Compete

      2. Executive agrees that he will not, during the course of his employment by or service to the Corporation, (including any current or future employment of him by the Corporation) and for a period of one (1) year commencing upon the expiration of his service or employment, individually or on behalf of persons not now parties to this Agreement, or as a partner, stockholder, director, officer, principal, agent, employee, or in any other capacity or relationship:
(i) engage in any business or employment for, or aid, consult or endeavor to assist any business or legal entity that competes with any of the products or services offered or planned by the Corporation, or any of the Corporation's entities, including, but not limited to, any business or legal entity engaged in developing databases by consolidating unaffiliated direct mail response lists, contributed by the list owners, into one or more master files to be used in developing software or software algorithms for the purpose of predicting the relative performance of various segments of said types of master files in the direct mail applications of its clients and the fulfilling of said segments for its clients, or any business or legal entity engaged in providing Internet advertising products, services or solutions, and excluding from said businesses or legal entities list maintenance, list marketing, list brokerage and general direct marketing analysis and consulting. Together the business and operations set forth above are hereafter known as the Business of the Corporation. The Corporation and Executive acknowledge the reasonableness of the world wide geographic area and duration of time which are part of said covenant.

                         Non-solicitation of Customers

      3. Unless waived in writing by the Corporation, Executive further agrees that he will not, during the course of his service to or employment by the Corporation and for one (1) year thereafter, solicit the trade or patronage of any of the customers or known prospective customers of the Corporation, or any of its entities, or of anyone who has heretofore traded and dealt with the Corporation, or any of its entities, regardless of the location of such customers or prospective customers, if such trade or patronage relates to the Proprietary Information or Business of the Corporation as defined above and excluding list maintenance list marketing, list brokerage and general direct marketing analysis and consulting. For the purposes of this paragraph, "customers" includes, without limitation, DoubleClick network affiliates and advertisers.

             Non-solicitation of other Employees and/or Consultants

      4. Executive agrees that he will not, during the Course of his service to the Corporation (including any current or future employment of him by the Corporation) and for a period of one (1) year commencing upon the expiration of his service or employment, individually or on behalf of persons not now parties to this Agreement, aid or endeavor to solicit or induce any other employee, employees, consultant and/or consultants of the Corporation, or any of its entities, to leave their employment with the Corporation in order to accept a position of any kind with any other person, firm, partnership or corporation.

                             Non-disclosure/Non-use

      5. Executive agrees that he will not, without the written consent of the Chief Executive Officer of DoubleClick, during the course of his service to the Corporation (including any current or future employment of him by the Corporation) or thereafter, (i) divulge, disclose or communicate to any person, firm, corporation or other entity, the Proprietary Information or (ii) use any of the Proprietary Information.

                                   Assignment

      6. Executive acknowledges that certain Business of the Corporation and Proprietary Information are unique to the Corporation and are of such nature to give the Corporation a distinct competitive advantage. Executive therefore agrees that all results of his work specifically for the Corporation shall be the exclusive property of the Corporation.

                               Breach of Covenants

      7. In the event suit is instituted to enforce any provision of this Agreement, the prevailing party shall be entitled to costs thereof including court costs and reasonable attorney's fees. The provisions of paragraphs 1 through 7, inclusive, shall survive the termination of this Agreement except in those cases excepted in the provisions of this Agreement.

                       Necessary and Reasonable Covenants

      8. (a) Executive acknowledges and agrees that as a founder and major shareholder of Atlanta Corporation he has gained and will gain access to the Proprietary Information, including DoubleClick's Proprietary Information, and has discovered and will discover opportunities which comprise a set of skills and information specifically suited to the operation of an entity engaged in the same business as the Corporation, and its entities, including, without limitation, DoubleClick, and that use of such skills and experience for any other directly competing entity could destroy or damage the Business of the Corporation.

            (b) Executive further acknowledges that his knowledge of the Proprietary Information would cause him, if he were employed by, an agent for, or a consultant to any other entity engaged in the same business as the Corporation for the purpose of functioning in the same business as the Corporation, to inherently make decisions, form judgments and take actions that would use the Proprietary Information.

            (c) Executive further acknowledges that the market for the Corporation's goods and services has no geographic limitations since such goods and services may be used throughout the world and that, under such circumstances, it is reasonable, fair and appropriate that the covenant not to compete have no territorial limitations.

            (d) Executive acknowledges that the time period restrictions contained herein are fair, equitable and reasonable periods of time under the circumstances.

                                Waiver of Breach

      9. The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the other party.

                                 Binding Effect

      10. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their successors, heirs, legal representatives and assigns, but neither this Agreement nor any rights hereunder may be assigned by either party without the prior written consent of the other party.

                                   Amendments

      11. No amendment or supplement to this Agreement shall be made except in a writing executed by both parties.

                         No Rule of Strict Construction

      12. The language contained herein shall be deemed to be that approved by all parties hereto and no rule of strict construction shall be applied against any party hereto.

                 Invalidity or Unenforceability of any Provision

      13. The provisions of this Agreement are severable, and should any of its provisions, clauses, or portions thereof be deemed invalid and of no force and effect, then only that provision, clause, or portion thereof shall fail and the remainder of this Agreement shall be in full force and effect.

                                  Governing Law

      14. This Agreement shall be governed by the laws of New York (except as to choice of law) both as to interpretation and performance.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

                                    ABACUS DIRECT CORPORATION


                                    By:_________________________________________
                                        Name:
                                        Title:


                                    By:_________________________________________
                                       _____________